                                                                               .
                                                                               .
                                                                               .

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-12

                      Platinum Underwriters Holdings, Ltd.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                   [PLATINUM UNGERWRITERS HOLDINGS LTD LOGO]

                             The Belvedere Building
                               69 Pitts Bay Road
                             Pembroke HM 08 Bermuda
                            ------------------------

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                           To Be Held On May 6, 2004
                            ------------------------

To the Shareholders of Platinum Underwriters Holdings, Ltd.:

     Notice is hereby given that the 2004 Annual General Meeting of Shareholders (the "Annual Meeting") of Platinum Underwriters Holdings, Ltd. (the "Company") will be held at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08 Bermuda, on Thursday, May 6, 2004 at 3:00 p.m., local time, for the following purposes:

          1. To elect eight directors to the Company's Board of Directors to serve until the Company's 2005 Annual General Meeting of Shareholders.

          2. To consider and take action upon the proposal to elect three directors to the Board of Directors of the Company's subsidiary Platinum Underwriters Bermuda, Ltd., which, pursuant to the Bye-laws of the Company, is required to be considered by the shareholders of the Company.

          3. To consider and take action upon the proposal to ratify the appointment of two executive directors of the Board of Directors of the Company's subsidiary Platinum Re (UK) Limited, which, pursuant to the Bye-laws of the Company, is required to be considered by the shareholders of the Company.

          4. To consider and take action upon the proposal to amend the Bye-laws of the Company by removing Section 44(2), which requires the submission to the shareholders of the Company of any matter required to be voted on by the shareholders of any direct or indirect non-U.S. subsidiary of the Company.

          5. To consider and take action on the proposal to approve the 2002 Share Incentive Plan.

          6. To consider and take action upon a proposal to ratify the selection of KPMG LLP, independent certified public accountants, as independent auditors for the Company and KPMG (Bermuda), independent certified public accountants, as independent auditors for Platinum Underwriters Bermuda, Ltd. for the 2004 fiscal year.

     At the Annual Meeting, shareholders will receive the audited consolidated financial statements of the Company and its subsidiaries as of and for the year ended December 31, 2003 with the independent auditors' report thereon, and may also be asked to consider and take action with respect to such other business as may properly come before the meeting, or any postponement or adjournment thereof.

     The Company's Board of Directors has fixed the close of business on April 1, 2004 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. You are cordially invited to be present. Shareholders who do not expect to attend in person are requested to sign and return the enclosed form of proxy in the envelope provided. At any time prior to their being voted at the Annual Meeting, proxies are revocable by written notice to the Secretary of the Company, by a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

                                          By order of the Board of Directors,

                                                  Michael E. Lombardozzi
                                            Executive Vice President, General
                                                         Counsel
                                                      and Secretary

Pembroke, Bermuda
April [  ], 2004

                      PLATINUM UNDERWRITERS HOLDINGS, LTD.
                             THE BELVEDERE BUILDING
                               69 PITTS BAY ROAD
                             PEMBROKE HM 08 BERMUDA
                            ------------------------

                     ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                  MAY 6, 2004
                            ------------------------

                              GENERAL INFORMATION

     This proxy statement and the accompanying form of proxy are being furnished to holders of the common shares (the "Common Shares") of Platinum Underwriters Holdings, Ltd. (the "Company") to solicit proxies on behalf of the Board of Directors of the Company for the 2004 Annual General Meeting of Shareholders (the "Annual Meeting") to be held at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08 Bermuda, on Thursday, May 6, 2004 at 3:00 p.m., local time. These proxy materials are first being mailed to shareholders on or about April [ ], 2004.

     The Board of Directors has fixed the close of business on April 1, 2004 as the record date for the determination of shareholders entitled to notice of, and
to vote at, the Annual Meeting. As of such date, there were [     ] Common
Shares outstanding and entitled to vote. Each shareholder is entitled to one vote for each Common Share held of record on the record date with respect to each matter to be acted upon at the Annual Meeting, provided that if the number of "Controlled Shares" (as defined below) of any shareholder constitutes 10% or more of the combined voting power of the issued Common Shares (such holder, a "10% Shareholder"), the vote of any such shareholder is limited to 9.9% of the voting power of the outstanding Common Shares pursuant to the Company's Bye-laws. "Controlled Shares" of any person refers to all Common Shares owned
(i) directly, (ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or (iii) beneficially, directly or indirectly, within the meaning of
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

     As of the date of this proxy statement, the Company is aware of only two shareholders, The St. Paul Companies, Inc. ("St. Paul") and RenaissanceRe Holdings Ltd. ("RenaissanceRe"), which possess Controlled Shares requiring a reduction in each of their voting power to 9.9%. However, the applicability of such provisions may have the effect of increasing another shareholder's voting power to more than 9.9%, thereby requiring a corresponding reduction in such other shareholder's voting power. Because the applicability of the voting power reduction provisions to any particular shareholder depends on facts and circumstances that may be known only to the shareholder or related persons, the Company requests that any holder of Common Shares (other than St. Paul and RenaissanceRe) with reason to believe that it is a 10% Shareholder (as defined in the Company's Bye-laws and described above) contact the Company promptly so that the Company may determine whether the voting power of such holder's Common Shares should be reduced. By submitting a proxy, a holder of Common Shares (other than St. Paul and RenaissanceRe) will be deemed to have confirmed that, to its knowledge, it is not, and is not acting on behalf of, a 10% Shareholder. The directors of the Company are empowered to require any shareholder to provide information as to that shareholder's beneficial ownership of Common Shares, the names of persons having beneficial ownership of the shareholder's Common Shares, relationships with other shareholders or any other facts the directors may consider relevant to the determination of the number of Controlled Shares attributable to any person. The directors may disregard the votes attached to Common Shares of any holder who fails to respond to such a request or who, in their judgment, submits incomplete or inaccurate information. The directors retain certain discretion to make such final adjustments that they consider fair and reasonable in all the circumstances as to the aggregate number of votes attaching to the Common Shares of any shareholder to ensure that no person shall be a 10% Shareholder at any time.

     The presence, in person or by proxy, of holders of more than 50% of the Common Shares outstanding and entitled to vote on the matters to be considered at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. All of the proposals to be considered at the Annual Meeting will be decided by the affirmative vote of a majority of the voting power of the Common Shares present, in person or by proxy, at the Annual Meeting, and entitled to vote thereon. A hand vote will be taken unless a poll is requested pursuant to the Company's Bye-laws.

                          SOLICITATION AND REVOCATION

     PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. Common Shares may be voted at the Annual Meeting by returning the enclosed proxy card or by attending the Annual Meeting and voting in person. The enclosed proxy card authorizes each of Steven H. Newman, Gregory E.A. Morrison and Michael E. Lombardozzi to vote the Common Shares represented thereby in accordance with the instructions given or, if no instructions are given, in their discretion. They may also vote such Common Shares to adjourn or postpone the meeting and will be authorized to vote such Common Shares at any adjournment or postponement of the Annual Meeting. Common Shares held in "street name" by a broker, bank or other nominee must be voted by the broker, bank or nominee according to the instructions of the beneficial owner of the Common Shares.

     Proxies may be revoked at any time prior to the Annual Meeting by giving written notice to the Secretary of the Company, by a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. For Common Shares held in "street name" by a broker, bank or other nominee, new voting instructions must be delivered to the broker, bank or nominee prior to the Annual Meeting.

     If a shareholder abstains from voting on a particular proposal, or if a shareholder's Common Shares are treated as a broker non-vote, those Common Shares will not be considered as votes cast in favor of or against the proposal but will be included in the number of Common Shares represented for the purpose of determining whether a quorum is present. Generally, broker non-votes occur when Common Shares held for a beneficial owner are not voted on a particular proposal because the broker has not received voting instructions from the beneficial owner, and the broker does not have discretionary authority to vote the Common Shares on a particular proposal. If a quorum is not present, the shareholders who are represented may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given. An adjournment will have no effect on the business that may be conducted at the adjourned meeting.

     The Company will bear all costs of this proxy solicitation. Proxies may be solicited by mail, in person, by telephone or by facsimile by officers, directors, and regular employees. The Company may also reimburse brokerage firms, banks, custodians, nominees and fiduciaries for their expenses to forward proxy materials to beneficial owners. The Company has retained Mellon Investor Services, LLC to assist in the solicitation of proxies and will pay a fee of $7,500 plus reimbursement of out-of-pocket expenses for those services.

                                  THE COMPANY

     The Company was formed in April 2002 to assume substantially all of the 2002 property and casualty reinsurance business and related assets of the reinsurance underwriting segment of St. Paul ("St. Paul Re"). The St. Paul Re business and assets were transferred to the Company concurrently with the completion by the Company of an initial public offering of the Common Shares and equity security units on November 1, 2002 (the "Public Offering"). The Company provides property and casualty reinsurance, operating through Platinum Underwriters Bermuda, Ltd. ("Platinum Bermuda"), Platinum Underwriters Reinsurance, Inc. ("Platinum US") and Platinum Re (UK) Limited ("Platinum UK").

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of the following eight members, each of whom was elected director in September 2003 at the Company's 2003 Annual General Meeting of Shareholders: Steven H. Newman, Gregory E.A. Morrison, H. Furlong Baldwin, Jonathan F. Bank, Dan R. Carmichael, Neill A. Currie, Jay S. Fishman and Peter T. Pruitt. Mr. Currie was designated by RenaissanceRe as its nominee for election to the Board of Directors pursuant to the Investment Agreement among the Company, St. Paul and RenaissanceRe dated as of September 20, 2002 (the "Investment Agreement"). The terms of office of each of the current directors will expire at the Annual Meeting. Each of the current directors has been nominated by the Board of Directors for election as a director at the Annual Meeting to serve until the Company's 2005 Annual General Meeting of Shareholders.

     The Board of Directors has no reason to believe that any of its nominees would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board will select a substitute nominee and the Common Shares represented by proxies may be voted for such substitute nominee unless shareholders indicate otherwise.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS.

INFORMATION CONCERNING NOMINEES

     Set forth below is biographical and other information regarding the nominees for election as directors, including their principal occupations during the past five years.

Steven H. Newman..........................  Mr. Newman has been Chairman of the Board of Directors
Age: 60                                     of the Company since June 2002 and a consultant to
Director since 2002                         Platinum US since March 2002. Mr. Newman was Chairman of
Chairman of the Board of Directors          the Board of Directors of St Paul Re from March 2002
and Chairman of the Executive               until he became Chairman of the Company. Mr. Newman was
Committee                                   Chairman of the Board of Directors of Swiss Re America
                                            Holding Company, a reinsurance holding company, from May
                                            2000 to October 2000. Prior thereto, Mr. Newman served
                                            as Chairman of the Board and Chief Executive Officer of
                                            Underwriters Re Group, Inc., a reinsurance holding
                                            company.

Gregory E.A. Morrison.....................  Mr. Morrison has been President and Chief Executive
Age: 46                                     Officer of the Company since June 2003. Mr. Morrison was
Director since 2003                         President and Chief Executive Officer of London
Member of the Executive Committee           Reinsurance Group Inc. ("LRG"), a Canadian reinsurance
                                            company that he founded, from 1989 until 1998 and again
                                            from September 2000 until May 2003. Mr. Morrison also
                                            served as the Chairman of LRG operating subsidiaries in
                                            the United States, Barbados and Ireland and as a member
                                            of the LRG board of directors. From January 1999 to June
                                            2000, Mr. Morrison served as President of Unum
                                            Reinsurance, the reinsurance division of Unum Provident
                                            Corporation.

H. Furlong Baldwin........................  Mr. Baldwin was Chairman of Mercantile Bankshares
Age: 72                                     Corporation, a bank holding corporation, from March 2001
Director since 2002                         until his retirement in March 2003. Prior thereto, Mr.
Chairman of the Audit                       Baldwin was Chairman and Chief Executive Officer of
Committee and member of the                 Mercantile Bankshares Corporation. Mr. Baldwin is the
Governance Committee                        Chairman of the Board of Directors of Nasdaq Stock
                                            Market, Inc. and a director of W.R. Grace & Company and
                                            Allegheny Energy, Inc.

Jonathan F. Bank..........................  Mr. Bank has been Senior Vice President of Tawa
Age: 60                                     Associates Ltd., which is engaged in the acquisition,
Director since 2002 Member of the           restructuring and management of property and casualty
Compensation, Audit and Governance          companies in run-off, since May 2000. From September
Committees                                  1999 until May 2000, Mr. Bank was the Insurance Practice
                                            Leader of PricewaterhouseCoopers' U.S.
                                            insurance/reinsurance regulatory and restructuring
                                            practice group. Prior thereto, Mr. Bank was a partner at
                                            Chadbourne & Parke LLP, a law firm.

Dan R. Carmichael.........................  Mr. Carmichael has been President, Chief Executive
Age: 59                                     Officer and a director of Ohio Casualty Corporation, a
Director since 2002                         property and casualty insurance company, since December
Chairman of the Governance                  2000. Prior thereto, Mr. Carmichael served as President
Committee and member of the Audit           and Chief Executive Officer of IVANs, Inc., an
Committee                                   industry-owned organization that provides electronic
                                            communications services to insurance, healthcare and
                                            related organizations. Mr. Carmichael is a director of
                                            Alleghany Corporation.

Neill A. Currie...........................  Mr. Currie has been a private investor for the last six
Age: 51                                     years. Since June 2000, Mr. Currie has been the managing
Director since 2003                         member and Chief Executive Officer of Currie Company,
Member of the Executive,                    LLC, a manager of equity investments and provider of
Compensation and Governance                 reinsurance consulting services. From 1993 to 1997, Mr.
Committees                                  Currie was a Senior Vice President of RenaissanceRe.

Jay S. Fishman............................  Mr. Fishman has been Chairman, Chief Executive Officer
Age: 51                                     and President of St. Paul since October 2001. Prior
Director since 2002                         thereto, Mr. Fishman was Chairman, President and Chief
Member of the Executive,                    Executive Officer of The Travelers Insurance Group and
Compensation and Governance                 Chief Operating Officer -- Finance and Risk of
Committees                                  Citigroup, Inc. Mr. Fishman is a director of Nuveen
                                            Investments, Inc.

Peter T. Pruitt...........................  Mr. Pruitt was Chairman of Willis Re Inc., a reinsurance
Age: 71                                     intermediary, from June 1995 until his retirement in
Director since 2002                         December 2001. He also served as Chief Executive Officer
Chairman of the Compensation                of Willis Re Inc. from June 1995 through September 1999.
Committee and member of the Audit           Prior thereto, Mr. Pruitt was President and a director
Committee                                   of Frank B. Hall & Co., Inc., a global insurance broker.
                                            Mr. Pruitt is a director of Poe Financial Group, Inc., a
                                            privately held property and casualty insurance holding
                                            company.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company maintains four standing committees: the Executive, the Audit, the Compensation and the Governance Committees. During 2003, the Board of Directors met six times, the Governance Committee met four times, the Audit Committee met five times and the Compensation Committee met five times. The Executive Committee did not meet in 2003. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the Committees of the Board of Directors on which he served that were held in 2003, with the exception of Mr. Fishman, who attended 50% of such Board of Directors meetings and approximately 75% of such Committee meetings. Board members are encouraged to attend the Company's Annual General Meetings of Shareholders. Six directors attended the Company's 2003 Annual General Meeting of Shareholders.

  INDEPENDENCE OF DIRECTORS

     Effective as of the date of the Annual Meeting, the New York Stock Exchange ("NYSE") listing standards require the Company to have a majority of independent directors serving on the Board of Directors. A member of the Board qualifies as independent if the Board affirmatively determines that the director has no material relationship to the Company. The Board has determined that Messrs. Baldwin, Bank, Carmichael, Currie and Pruitt, constituting a majority of the Board, have no material relationship to the Company other than in their capacities as members of the Board and committees thereof, and thus are independent directors of the Company. None of Messrs. Baldwin, Bank and Currie has any relationship to the Company. Mr. Carmichael is the President, Chief Executive Officer and a director of Ohio Casualty Insurance Company, which is a party to two reinsurance contracts with Platinum US. These contracts are expected to generate gross payments to the Company of approximately $470,000 in 2004, representing .04% of the Company's consolidated total revenue for 2003. Mr. Carmichael was not involved in the establishment of these contractual arrangements and received no special benefits therefrom. Based on the foregoing, the Board has determined that this is not a material relationship to the Company. Mr. Pruitt is a director of and a consultant to Poe Financial Group, Inc. ("Poe Financial"), a subsidiary of which is party to three reinsurance contracts with Platinum US. These contracts are expected to generate gross payments to the Company of approximately $27.3 million in 2004, representing 2.4% of the Company's consolidated total revenue for 2003. Mr. Pruitt was not involved in the establishment of these contractual arrangements and received no special benefits therefrom. Based on the foregoing, the Board has determined that this is not a material relationship to the Company.

  EXECUTIVE COMMITTEE

     The Executive Committee presently consists of Messrs. Newman (Chairman), Morrison, Currie and Fishman. The Executive Committee is authorized to exercise all of the powers of the Board of Directors when the Board is not in session upon a written determination of the Chairman of the Board that it is impracticable to convene a meeting of the Board to exercise such powers, subject to such limitations as are set forth in its charter or as may from time to time be established by resolution of the Board.

  AUDIT COMMITTEE

     The Audit Committee presently consists of Messrs. Baldwin (Chairman), Bank, Carmichael and Pruitt. The Board of Directors has determined that each member of the Audit Committee is independent as defined in the NYSE listing standards and meets the NYSE standards of financial literacy and accounting or related financial management expertise. The Board of Directors has also determined that Mr. Baldwin is an "audit committee financial expert" as defined by the Securities and Exchange Commission ("SEC").

     The Audit Committee operates pursuant to a charter, which was revised and adopted by the Board of Directors in March 2004 and is attached hereto as Annex
A. The charter can also be viewed on the Company's website at www.platinumre.com. The Audit Committee's primary responsibilities, as set forth in its charter, are to:

     - engage the independent auditors (subject to ratification by the shareholders of the Company as required by Bermuda law), determine the compensation and oversee the performance of the independent auditors, and approve in advance all audit services and all permitted non-audit services to be provided to the Company by the independent auditors;

     - assess and take appropriate action regarding the independence of the Company's auditors;

     - oversee the compensation, activities and performance of the Company's internal audit function and review the quality and adequacy of the Company's internal controls and internal auditing procedures;

     - periodically review with management and the independent auditors the Company's accounting policies, including critical accounting policies and practices and the estimates and assumptions used by management in the preparation of the Company's financial statements;

     - review with management and the independent auditors any material financial or other arrangements of the Company which do not appear on the Company's financial statements;

     - discuss with management the Company's guidelines and policies with respect to corporate risk assessment and risk management;

     - discuss with management each of the earnings press releases and earnings guidance provided to analysts and rating agencies;

     - review with management and the independent auditors the financial statements to be included in the quarterly and annual reports of the Company, and recommend to the Board of Directors whether the audited financial statements should be included in the annual reports of the Company;

     - approve a code of ethics, as required by rules of the SEC, for senior financial officers and such other employees and agents of the Company as it determines;

     - establish procedures for the handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

     - annually review and evaluate Audit Committee performance and asses the adequacy of the Audit Committee Charter.

     The Audit Committee report for 2003 appears on page 28 of this proxy statement.

  COMPENSATION COMMITTEE

     The Compensation Committee presently consists of Messrs. Pruitt (Chairman), Bank, Currie and Fishman.

     The Compensation Committee operates pursuant to a charter, which was revised and adopted by the Board of Directors in March 2004. The charter can be viewed on the Company's website at www.platinumre.com. The Compensation Committee's primary responsibilities, as set forth in its charter, are to:

     - review the compensation policies and practices of the Company and its subsidiaries, including incentive compensation plans and equity plans, and make recommendations to the Board of Directors with respect thereto;

     - review the recommendations of the Chief Executive Officer concerning the compensation of those officers of the Company and its subsidiaries with a title more senior than Vice President and of any consultants, agents and other persons to the extent that determinations with respect to their compensation are expressly delegated to the Committee, and make recommendations to the Board of Directors with respect thereto;

     - review and approve the corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluate the Chief Executive Officer's performance in light of those goals and objectives and set the Chief Executive Officer's compensation level based on such evaluation;

     - review the recommendation of the Chief Executive Officer concerning the aggregate amount available for the annual incentive bonus program each year, and make a recommendation to the Board of Directors with respect thereto;

     - grant all awards under and oversee the administration of the 2002 Share Incentive Plan and the Capital Accumulation Plan; and

     - annually review and evaluate Compensation Committee performance and asses the adequacy of the Compensation Committee Charter.

     The Compensation Committee report for 2003 appears on page 18 of this proxy statement.

  GOVERNANCE COMMITTEE

     The Governance Committee presently consists of Messrs. Carmichael (Chairman), Baldwin, Bank, Currie and Fishman.

     The Governance Committee operates pursuant to a charter, which was revised and adopted by the Board of Directors in March 2004. The charter can be viewed on the Company's website at www.platinumre.com. The Governance Committee's primary responsibilities, as set forth in its charter, are to:

     - develop a Board of Directors which is diverse in nature and provides management with experienced and seasoned advisors with an appropriate mix of skills in fields related to the current or future business directions of the Company;

     - identify, interview and screen individuals qualified to become members of the Board of Directors and committees thereof, and the Chief Executive Officer, for recommendation to the Board of Directors;

     - develop and recommend to the Board of Directors a set of corporate governance guidelines applicable to the Company addressing, among other matters determined by the Committee to be appropriate, director qualifications and responsibilities, director orientation and continuing education, management succession and the annual performance evaluation of the Board of Directors;

     - regularly review issues and developments relating to corporate governance and recommend to the Board of Directors proposed changes to the corporate governance guidelines from time to time as the Committee determines to be appropriate;

     - annually evaluate the overall effectiveness of the Board of Directors and the Chief Executive Officer and make recommendations to the Board of Directors with respect thereto as appropriate, provided that any determinations or recommendations relating to compensation are reserved for the Compensation Committee;

     - review periodically all committees of the Board of Directors and recommend to the Board of Directors changes, as appropriate, in the composition, responsibilities, charters and structure of the committees;

     - recommend that the Board of Directors establish such special committees as may be necessary or appropriate to address ethical, legal or other matters that may arise; and

     - annually review and evaluate Governance Committee performance and assess the adequacy of the Governance Committee Charter.

     The Governance Committee will consider recommendations from shareholders as to candidates to be nominated for election to the Board of Directors. Any such recommendations should include the candidate's name and qualifications for Board membership and should be submitted in writing to the Governance Committee in care of the Secretary, Platinum Underwriters Holdings, Ltd., The Belvedere Building, 69 Pitts Bay Road, Pembroke HM 08 Bermuda.

     The Governance Committee believes that members of the Board should have the highest professional and personal ethics and values, consistent with the Company's ethics and values. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders.

     The Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee will consider various candidates for director. Candidates may come to the attention of the Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Governance Committee, and may be considered at any point during the year. In evaluating candidates, the Governance Committee will seek to assure that specific talents, skills and other characteristics that are needed to promote the Board's effectiveness are possessed by an appropriate combination of directors.

EXECUTIVE SESSIONS

     In accordance with the Company's corporate governance guidelines, separate executive sessions of non-management directors and independent directors are held after each Board meeting. Mr. Carmichael, as Chairman of the Governance Committee, presides at such sessions.

COMMUNICATIONS WITH THE BOARD

     Interested parties may communicate with the Board, anonymously if they wish, by sending a written note or memo to the Secretary, Platinum Underwriters Holdings, Ltd., The Belvedere Building, 69 Pitts Bay Road, Pembroke HM 08 Bermuda. Communications that are intended specifically for non-management or independent directors should be sent to the above address to the attention of the Chairman of the Governance Committee. The Secretary will ensure that all such communications remain confidential and are delivered to the appropriate Board member or members.

DIRECTOR COMPENSATION

     Each director who is not an employee of the Company (other than Mr. Newman) receives an annual retainer of $35,000. In addition, the Chairman of the Audit Committee receives $20,000 per year, and each member of that committee receives $10,000 per year. The Chairman of each other committee of the Board of Directors (other than Mr. Newman) receives $15,000 per year, and each member of those committees who is not an employee of the Company receives $7,500 per year. Each director who is not an employee of the Company (other than Mr. Newman) also receives $2,500 for attendance at each meeting of the Board and of any committee of which he is a member.

     In addition, under the Share Incentive Plan, each nonemployee director (other than Mr. Newman) receives annually, on the date of the Annual General Meeting of Shareholders of the Company, an option to purchase 5,000 Common Shares with an exercise price equal to the fair market value of the Common Shares on such date. This option has a five-year term and becomes exercisable on the first anniversary of the date of grant. Any Common Shares that become payable under an option award shall be paid from the shares previously authorized under the Share Incentive Plan, and shall be subject to the terms and conditions of such plan.

     Mr. Newman entered into a letter agreement with St. Paul, dated March 1, 2002 and amended June 14, 2002, pursuant to which he agreed to serve as Chairman of the Board of Directors of the Company. This agreement was assigned to and assumed by the Company upon completion of the Public Offering. As Chairman, Mr. Newman is entitled to receive an annual fee of $60,000, and a fee of $5,000 for each meeting of the Board of Directors that he attends (not to exceed $20,000 per year). Pursuant to the agreement, Mr. Newman received an option to purchase 975,000 Common Shares at $22.50 per Common Share (the offering price of the Common Shares in the Public Offering) effective upon completion of the Public Offering. This option has a term of ten years and is exercisable in three equal annual installments beginning November 1, 2003.

     Pursuant to the Share Unit Plan for Nonemployee Directors (the "Share Unit Plan"), 50% of all fees earned by a director who is not an employee of the Company or any of its affiliates (including retainer fees, meeting fees and committee fees) during each calendar quarter are automatically converted into that number of share units equal to the number of Common Shares which could have been purchased with such fees, based upon the closing price of the Common Shares on the last day of the calendar quarter. In addition to the 50% mandatory conversion, each nonemployee director may elect to have up to a total of

100% of his fees converted into share units, provided the election is made before the start of the calendar year in which the fees are earned. For 2004, Mr. Bank and Mr. Carmichael have elected to receive 100% of their fees in share units. No Common Shares are actually purchased, but the value of the share units is dependent upon the market value of the Common Shares. A nonemployee director will receive distributions under the Share Unit Plan in respect of his share units, each such share unit valued at the then closing price of one Common Share, following the expiration of five calendar years following the year in which his fees were originally converted into share units, or following termination of his service on the Board of Directors, if earlier. Each distribution under the Share Unit Plan will be made, at the discretion of the Board, either in cash or in Common Shares or some combination thereof. The Share Unit Plan provides that a total of 150,000 shares may be issued thereunder.

     Under the Share Incentive Plan, a non-qualified option to purchase 25,000 Common Shares at $22.50 per Common Share (the offering price of the Common Shares in the Public Offering) was granted to each of the nonemployee directors (other than Mr. Newman) effective upon completion of the Public Offering. Each option has a ten-year term and is exercisable in three equal annual installments beginning November 1, 2003, except in the case of Mr. Currie, whose option is exercisable beginning May 13, 2004, the first anniversary of his election as a director.

 MR. NEWMAN'S CONSULTING AGREEMENT

     Mr. Newman entered into a letter agreement dated March 1, 2002 with St. Paul, which was assigned to and assumed by Platinum US upon completion of the Public Offering, pursuant to which he agreed to provide consulting services to Platinum US through February 28, 2005 (which date is automatically extended from year to year unless either party elects not to extend it). During the consulting term, Mr. Newman performs services as reasonably requested, including assisting with the establishment and development of Platinum US's reinsurance business, for which he receives an annual consulting fee of $270,000. Pursuant to this agreement, Mr. Newman received a one-time cash incentive payment of $100,000 from St. Paul and is eligible to receive for each year of the term of this consulting arrangement an annual incentive payment with a target of $440,000 and a maximum of 200% of the target incentive payment. The objectives for this incentive are determined by the Compensation Committee in consultation with the members of the Board of Directors and Mr. Newman and are based on the value of Mr. Newman's contributions as a consultant to Platinum US. Mr. Newman assigned all of his right, title and interest in the consulting agreement to SHN Enterprises, Inc., which Mr. Newman established for estate planning purposes and of which he is the sole shareholder. For 2003, SHN Enterprises, Inc. or Mr. Newman received from the Company $270,000 in consulting fees and $725,000 in respect of incentive payments. If Mr. Newman's consulting agreement is terminated by Platinum US for cause (as defined in the agreement), he will receive no further payments or benefits under the consulting agreement other than amounts accrued prior to termination. Pursuant to the consulting agreement, during the time Mr. Newman serves as a consultant and for fifteen months thereafter, Mr. Newman is not permitted to be employed by, or to own, manage, operate or control, any entity which is primarily engaged in the reinsurance business, except that Mr. Newman is not prohibited from owning less than 5% of any publicly traded corporation. In addition, Mr. Newman has agreed, during the time he serves as a consultant and for two years thereafter, not to solicit any senior executive of the Company or Platinum US who served as such at the time of the termination of his consulting agreement. Mr. Newman would not be bound by either of these provisions if he is terminated without cause unless he receives a payment of $350,000 from Platinum US. Mr. Newman is also subject to certain confidentiality provisions under the consulting agreement.

SHARE OWNERSHIP GUIDELINES

     The Company has adopted share ownership guidelines requiring senior executives to accumulate and hold a meaningful level of share ownership in the Company in order to align the interests of the Company's senior executives and the shareholders of the Company and to meet shareholder expectations that senior executives have a long-term commitment to share price performance. These guidelines apply to the Chief Executive Officer, Chief Underwriting Officer, selected Executive Vice Presidents and selected Senior Vice Presidents, as determined by the Board of Directors. The level of share ownership for each executive under the guidelines is based on the executive's position with the Company, and ranges from a minimum of 10,000 shares for Senior Vice Presidents to a minimum of 100,000 shares for the Chief Executive Officer. The Board of Directors may adjust the levels from time to time. Until senior executives meet their ownership requirement, they must retain common shares representing a certain percentage of the after-tax gain from the exercise of options or the after-tax value of other share compensation awards. This percentage ranges from 50% for Senior and Executive Vice Presidents to 75% for the Chief Executive Officer. Shares owned outright by or for the benefit of the executive, as well as other vested share compensation awards, are counted toward fulfilling the share ownership requirement. Common shares that are subject to unexercised stock options or to unvested share compensation awards are not counted toward satisfaction of the guideline levels, but are subject to the retention percentage requirement upon exercise or payment.

INFORMATION CONCERNING EXECUTIVE OFFICERS

     Set forth below is biographical and other information regarding the Company's executive officers, including their principal occupations during the past five years.

Gregory E.A. Morrison.........
Age: 46
President and Chief Executive
Officer Mr. Morrison has been President and Chief Executive Officer of the Company since June 2003. Mr. Morrison was President and Chief Executive Officer of London Reinsurance Group Inc. ("LRG"), a Canadian reinsurance company that he founded, from 1989 until 1998 and again from September 2000 until May 2003. Mr. Morrison also served as the Chairman of LRG operating subsidiaries in the United States, Barbados and Ireland and as a member of the LRG board of directors. From January 1999 to June 2000, Mr. Morrison served as President of Unum Reinsurance, the reinsurance division of Unum Provident Corporation.

Michael D. Price..............
Age: 37
President and Chief
Underwriting
Officer of Platinum US           Mr. Price has been President and Chief
                                 Underwriting Officer of Platinum US since
                                 November 2002. Mr. Price was Chief Underwriting
                                 Officer of St. Paul Re from June 2002 until
                                 November 2002. Mr. Price served as Chief
                                 Operating Officer of Associated Aviation
                                 Underwriters Incorporated, a subsidiary of
                                 Global Aerospace Underwriting Managers Ltd.
                                 specializing in aerospace insurance, from March
                                 2001 through June 2002. From May 2000 to
                                 September 2000, Mr. Price was Chief
                                 Underwriting Officer at Swiss Re America
                                 Holding Corporation, a reinsurance holding company. He was Senior Vice President and Chief
                                 Underwriting Officer of Underwriters Re Group,
                                 Inc., a reinsurance holding company, from April
                                 1998 until May 2000.

Michael E. Lombardozzi........
Age: 42
Executive Vice President,
General
Counsel and Secretary of the
Company Mr. Lombardozzi has been Executive Vice President and General Counsel of the Company since September 2002 and has been Secretary of the Company since November 2002. Mr. Lombardozzi was Executive Vice President and General Counsel of St. Paul Re from August 2002 until November 2002. Mr. Lombardozzi was Senior Vice President -- Planning and Operations of W.R. Berkley Corporation, an insurance holding company, from December 2001 to July 2002, and Senior Vice President, Secretary and General Counsel of Orius Corp., a telecommunications infrastructure company, from January 2001 to September 2001. From January 1994 to January 2001, Mr. Lombardozzi was Senior Vice President, Secretary and General Counsel of Berkley Insurance Company.

William A. Robbie.............
Age: 53
Executive Vice President and
Chief
Financial Officer of the
Company Mr. Robbie has been Executive Vice President and Chief Financial Officer of the Company since November 2002. Mr. Robbie was Executive Vice President and Chief Financial Officer of St. Paul Re from August 2002 until November 2002. Prior thereto, Mr. Robbie held various positions with XL Capital Ltd. and its subsidiaries, including Executive Vice President -- Financial Services, Senior Vice President -- Treasurer, and Executive Vice President, Chief Financial Officer and Chief Administrative Officer.

Neal J. Schmidt...............
Age: 47
Executive Vice President and
Chief
Actuary of Platinum US           Mr. Schmidt has been Executive Vice President
                                 and Chief Actuary of Platinum US since November
                                 2002. Prior thereto, he was Executive Vice
                                 President and Chief Actuary of St. Paul Re.

EXECUTIVE COMPENSATION

     The following tables summarize compensation earned and certain information regarding options granted to the Chief Executive Officer and the four other most highly compensated executive officers of the Company serving as executive officers at the end of 2003. Compensation information is also provided for Jerome T. Fadden, the Company's former President and Chief Executive Officer, who resigned from the Company effective May 31, 2003.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                                              ------------
                                           ANNUAL COMPENSATION                   COMMON
                               --------------------------------------------      SHARES
NAME AND                                                    OTHER ANNUAL       UNDERLYING        ALL OTHER
PRINCIPAL POSITION       YEAR  SALARY($)   BONUS($)(2)   COMPENSATION($)(3)    OPTIONS(#)    COMPENSATION($)(4)
------------------       ----  ---------   -----------   ------------------   ------------   ------------------
Gregory E.A.             2003  $379,167    $1,000,000         $241,400          400,000          $   37,917
  Morrison.............
  President and Chief
  Executive Officer of
  the Company(1)
Michael D. Price.......  2003  $500,000    $  750,000               --               --          $   60,000
  President and Chief    2002   250,027       450,000           30,129          300,000               1,365
  Underwriting Officer,
  Platinum US
Michael E.               2003  $350,000    $  446,250         $185,050               --          $   42,000
  Lombardozzi..........
  Executive Vice         2002   144,038       465,000           30,000          150,000               4,475
  President, General
  Counsel and Secretary
  of the Company
William A. Robbie......  2003  $350,000    $  262,500         $185,050               --          $   42,000
  Executive Vice         2002   144,038       465,000           30,000          150,000                 975
  President and Chief
  Financial Officer of
  the Company
Neal J. Schmidt........  2003  $350,000    $  393,750         $  4,755               --          $   42,000
  Executive Vice         2002   317,211       450,000               --          150,000              12,766
  President and Chief
  Actuary, Platinum US
Jerome T. Fadden.......  2003  $270,833            --         $187,884               --          $4,950,000
  Former President and   2002   407,885    $1,250,000           40,000          975,000              13,260
  Chief Executive
  Officer of the
  Company(5)

---------------

(1) Mr. Morrison became the Company's President and Chief Executive Officer on June 1, 2003. See "Employment Arrangements" below.

(2) The amounts for 2003 consist of (i) for Mr. Morrison, $850,000 representing his incentive bonus for 2003, $425,000 of which was paid in cash and $425,000 of which was paid in the form of 13,073 restricted share units and $150,000 representing a one-time cash sign-on bonus; (ii) for Mr. Price, $750,000 representing his incentive bonus for 2003, $375,000 of which was paid in cash and $375,000 of which was paid in the form of 11,535 restricted share units; (iii) for Mr. Lombardozzi, $446,250 representing his incentive bonus for 2003, $288,750 of which was paid in cash and $157,500 of which was paid in the form of 4,845 restricted share units; (iv) for Mr. Robbie, $262,500 representing his incentive bonus for 2003, $196,875 of which was paid in cash and $65,625 of which was paid in the form of 2,019 restricted share units; and (v) for Mr. Schmidt, $393,750 representing his incentive bonus for 2003, $262,500 of which was paid in cash and $131,250 of which was paid in the form of 4,038 restricted share units. The restricted share units were granted to each of the above executive officers on March 12, 2004 based on the closing price of the Common Shares of $32.51 on March 11, 2004. Each restricted share unit entitles the holder thereof to one Common Share on the date that is six months from the date of grant of the restricted share unit, provided that the holder is employed by the Company or one of its subsidiaries on such date.

(3) The amounts for 2003 include (i) for Mr. Morrison, $175,000 representing the reimbursement of housing expenses, $16,400 representing the difference between the market value and the purchase price of 20,000 Common Shares purchased from the Company in July 2003, and $50,000 representing the reimbursement of relocation expenses; (ii) For each of Messrs. Lombardozzi and Robbie, $180,000 representing the reimbursement of housing expenses;
    (iii) for Mr. Schmidt, the value of unvested St. Paul stock options; and
    (iv) for Mr. Fadden, $180,000 representing the reimbursement of housing expenses. The amounts for 2002 consist of housing expense reimbursements.

(4) The amounts for 2003 consist of (i) for Mr. Morrison, an employer contribution made by the Company to Mr. Morrison's pension account; (ii) for Mr. Price, employer contributions made by the Company of $8,000 pursuant to the Company's 401(k) plan, $12,000 pursuant to the Company's Non-Qualified Executive Savings Plan, $16,000 pursuant to the Company's qualified profit sharing plan and $24,000 pursuant to the Company's non-qualified profit sharing plan; (iii) for each of Messrs. Robbie, Lombardozzi and Schmidt, employer contributions made by the Company of $8,000 pursuant to the Company's 401(k) plan, $6,000 pursuant to the Company's Non-Qualified Executive Savings Plan, $16,000 pursuant to the Company's qualified profit sharing plan and $12,000 pursuant to the Company's non-qualified profit sharing plan; and (iv) for Mr. Fadden, a $4,950,000 payment made in consideration of the termination of and in accordance with the terms of his employment agreement. The amounts for 2002 consist of (i) for Messrs. Price and Robbie, premiums paid on life insurance maintained by St. Paul; (ii) for Mr. Lombardozzi, $975 in premiums paid on life insurance maintained by St. Paul and an employer contribution of $3,500 made by St. Paul pursuant to St. Paul's 401(k) plan; and (iii) for Messrs. Fadden and Schmidt, premiums of $2,260 and $2,340, respectively, paid on life insurance maintained by St. Paul, employer contributions of $8,000 each made by St. Paul pursuant to St. Paul's 401(k) plan and $3,000 and $2,426, respectively, made by St. Paul pursuant to St. Paul's Non-Qualified Executive Savings Plan.

(5) Mr. Fadden resigned as the Company's President and Chief Executive Officer effective May 31, 2003. See "Arrangements with Former President and Chief Executive Officer" below.

                        OPTION GRANTS DURING FISCAL 2003

                                                                                  POTENTIAL REALIZABLE
                                          PERCENT OF                                      VALUE
                             NUMBER OF      TOTAL                                AT ASSUMED ANNUAL RATES
                               COMMON      OPTIONS     EXERCISE                   OF COMMON SHARE PRICE
                               SHARES      GRANTED      PRICE                       APPRECIATION FOR
                             UNDERLYING       TO        ($ PER                         OPTION TERM
                              OPTIONS     EMPLOYEES     COMMON     EXPIRATION    -----------------------
NAME                         GRANTED(#)    IN 2003      SHARE)        DATE          5%            10%
----                         ----------   ----------   --------   ------------   --------       --------
Gregory E.A. Morrison......   400,000(1)      65%       $26.00    May 12, 2013    $42.35         $67.44
Michael D. Price...........        --         --            --              --        --             --
Michael E Lombardozzi......        --         --            --              --        --             --
William A. Robbie..........        --         --            --              --        --             --
Neal J. Schmidt............        --         --            --              --        --             --
Jerome T. Fadden...........        --         --            --              --        --             --

---------------

(1) These options are exercisable in four equal annual installments beginning on May 13, 2004, or immediately in the event of a Change in Control, Total Disability (as each term is defined in the Share Incentive Plan), or death.

      AGGREGATED OPTION EXERCISES IN 2003 AND YEAR-END 2003 OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                                OPTIONS AT                  IN-THE-MONEY OPTIONS
                             SHARES                        DECEMBER 31, 2003(#)           AT DECEMBER 31, 2003($)
                           ACQUIRED ON      VALUE      -----------------------------   ------------------------------
NAME                       EXERCISE(#)   REALIZED($)   EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE(1)
----                       -----------   -----------   -----------     -------------   -----------   ----------------
Gregory E.A. Morrison....       0             --               0          400,000      $        0       $1,600,000
Michael D. Price.........       0             --         100,000          200,000         750,000        1,500,000
Michael E. Lombardozzi...       0             --          37,500          112,500         281,250          843,750
William A. Robbie........       0             --          37,500          112,500         281,250          843,750
Neal J. Schmidt..........       0             --          37,500          112,500         281,250          843,750
Jerome T. Fadden.........       0             --         975,000(2)             0       7,312,500                0

---------------

(1) The value of unexercised in-the-money options at December 31, 2003 was calculated by subtracting the exercise price of in-the-money options from $30.00 per Common Share, which is the fair market value of one Common Share on December 31, 2003 based upon the average of the high and low prices on the NYSE on such date.

(2) These options became exercisable in connection with the termination of Mr. Fadden's employment with the Company. See "Arrangements with Former President and Chief Executive Officer" below.

EQUITY BASED COMPENSATION INFORMATION

     The following table summarizes information as of December 31, 2003 relating to equity based compensation plans of the Company pursuant to which grants of options, restricted shares, share appreciation rights, share units or other rights to acquire shares may be granted from time to time.

                                                                                                (C)
                                                                                       NUMBER OF SECURITIES
                                                                        (B)           REMAINING AVAILABLE FOR
                                                (A)              WEIGHTED-AVERAGE      FUTURE ISSUANCE UNDER
                                      NUMBER OF SECURITIES TO    EXERCISE PRICE OF      EQUITY COMPENSATION
                                      BE ISSUED UPON EXERCISE       OUTSTANDING          PLANS (EXCLUDING
                                      OF OUTSTANDING OPTIONS,    OPTIONS, WARRANTS     SECURITIES REFLECTED
PLAN CATEGORY                           WARRANTS AND RIGHTS         AND RIGHTS             IN COLUMN(A))
-------------                         -----------------------   -------------------   -----------------------
Equity compensation plans approved
  by security holders(1)............         4,613,625                $22.92                 1,386,375(2)
Equity compensation plans not
  approved by security holders......                --                    --                        --
                                             ---------                ------                 ---------
Total...............................         4,613,625                $22.92                 1,386,375

---------------

(1) These plans consist of the 2002 Share Incentive Plan, the Section 162(m) Performance Incentive Plan, the Share Unit Plan for Non-Employee Directors and the Capital Accumulation Plan, each of which was approved by the sole shareholder of the Company prior to the Public Offering.

(2) Includes 1,000,000 Common Shares which are available for future grants of restricted Common Shares under the 2002 Share Incentive Plan.

EMPLOYMENT ARRANGEMENTS

     Mr. Morrison entered into an employment agreement with the Company on June 20, 2003, which was amended in January 2004, for a three-year term that began June 1, 2003, subject to automatic one-year extensions thereafter unless either party elects not to extend it, pursuant to which he has agreed to serve as the President and Chief Executive Officer of the Company and Chief Executive Officer of Platinum Bermuda. Pursuant to the employment agreement, Mr. Morrison is entitled to receive a base annual salary of at least $650,000 and is eligible to receive for each year of his term an annual bonus with a target of 100% of base salary and a maximum of 200% of base salary. Mr. Morrison received a one-time cash sign-on bonus of $150,000 and was reimbursed for $50,000 of expenses relating to his relocation to Bermuda. In addition, Mr. Morrison is entitled to reimbursement of up to a maximum of $25,000 per month for reasonable housing expenses and an allowance of $900 per month for expenses relating to the use of an automobile, among other employee benefits and perquisites specified in the agreement. Pursuant to the employment agreement, Mr. Morrison received an option to purchase 400,000 Common Shares at $26.00 per Common Share (the closing price of the Common Shares on the NYSE on the date prior to the date that the Board of Directors approved his employment agreement) under the Share Incentive Plan. In addition, Mr. Morrison agreed to purchase 20,000 Common Shares at a purchase price of $26.00 per Common Share within 60 days of the date of his employment agreement. Such purchase was made on July 30, 2003. If Mr. Morrison's employment is terminated by the Company without "cause" or by Mr. Morrison for "good reason" (each as defined in the employment agreement), he will receive monthly payments equal to one-twelfth of the sum of (i) his base salary and (ii) the greater of his current target bonus and his bonus for the preceding year for the lesser of 24 months or the number of full months remaining in the term of his employment, provided that this period shall not be less than twelve months. Mr. Morrison will be required to execute a release of claims in order to be entitled to this severance compensation. In addition, any vested and unexercised options to purchase Common Shares held by Mr. Morrison at the date of termination will remain exercisable for the greater of 45 days from such date or May 31, 2006, whichever is later. Any unvested options to purchase Common Shares and any unvested equity incentive awards held by Mr. Morrison at the date of such termination will be immediately forfeited. If Mr. Morrison's employment is terminated by Mr. Morrison other than for good reason, he will receive no further payments, compensation or benefits under the employment agreement (other than amounts accrued prior to termination), and all vested options will remain exercisable for 45 days after termination. Any unvested options to purchase Common Shares and any unvested equity incentive awards held by Mr. Morrison at the date of such termination will be immediately forfeited. If Mr. Morrison's employment is terminated by the Company for cause, he will receive no further payments, compensation or benefits under the employment agreement (other than amounts accrued prior to termination) and all vested and unvested options to purchase Common Shares and any other equity incentive awards held by Mr. Morrison at the date of such termination will be immediately forfeited. In the event his employment is terminated due to death or "disability" (as defined in the employment agreement), he will receive his base salary through the date of termination and an annual bonus (at target level) prorated through the date of termination and all outstanding options will immediately vest and remain exercisable (but not beyond their term) for one year. Pursuant to the employment agreement, during Mr. Morrison's employment and for fifteen months thereafter, Mr. Morrison is not permitted to be employed by, or to own, manage, operate or control, any entity which is primarily engaged in the reinsurance business, except that Mr. Morrison is not prohibited from owning less than 2% of any publicly traded corporation. Mr. Morrison is also subject to certain confidentiality and non-solicitation provisions under the employment agreement.

     Mr. Price entered into an employment agreement with St. Paul Re, which was assigned to and assumed by Platinum US upon completion of the Public Offering, which was amended in July 2003, for a three-year term that began June 3, 2002, pursuant to which he has agreed to serve as the President and Chief Underwriting Officer of Platinum US. Mr. Price is entitled to receive a minimum base annual salary of at least $500,000 and is eligible to receive for each year of his term a minimum annual bonus of 50% of his base salary. Pursuant to the employment agreement, Mr. Price received a one-time cash sign-on bonus of $100,000 from St. Paul Re and an option to purchase 300,000 Common Shares at $22.50 per Common Share in 2002. Mr. Price received $30,129 for the reimbursement of his moving expenses in 2002. If Mr. Price's employment is terminated by Platinum US without "cause" or by Mr. Price for "good reason" (each as defined in the employment agreement), he will receive a payment equal to any bonus payments to which he would have been entitled during the term of the employment agreement which have not been previously paid, 50% of his then current base salary and any base salary or other amounts accrued and owing through the date of termination, provided that Mr. Price executes a release of claims. If Mr. Price's employment is terminated by Platinum US for cause or by Mr. Price other than for good reason, he will receive no further payments, compensation or benefits under the employment agreement (other than amounts accrued prior to termination). Mr. Price is subject to certain confidentiality and non-solicitation provisions under the employment agreement.

     Mr. Lombardozzi entered into an employment agreement with St. Paul Re, which was assigned to and assumed by the Company upon completion of the Public Offering, for a three-year term that began August 5, 2002, subject to automatic one-year renewal terms thereafter, pursuant to which he has agreed to serve as the Executive Vice President, General Counsel and Secretary of the Company. Mr. Lombardozzi is entitled to receive a base annual salary of at least $350,000, and he is eligible to receive for each year of his term a target annual bonus of 75% of his base salary and a minimum annual bonus of 50% of base salary for the 2003 and 2004 calendar years. Pursuant to the employment agreement, Mr. Lombardozzi received a one-time cash sign-on bonus of $275,000 from St. Paul Re and an option to purchase 150,000 Common Shares at $22.50 per Common Share. Mr. Lombardozzi is also entitled to the reimbursement of reasonable housing and living expenses (not exceeding $15,000 per month) relating to his residence in Bermuda; Mr. Lombardozzi received reimbursement of $180,000 in respect of such expenses in 2003. If Mr. Lombardozzi's employment is terminated by the Company without "cause" or by Mr. Lombardozzi for "good reason" (each as defined in the employment agreement), he will receive a payment equal to the sum of one year's base salary and target bonus and any base salary or other amounts accrued or owing through the date of termination, provided that Mr. Lombardozzi executes a release of claims. If Mr. Lombardozzi's employment is terminated by the Company for cause or by Mr. Lombardozzi other than for good reason, he will receive no further payments, compensation or benefits under the agreement (other than amounts accrued prior to termination). Mr. Lombardozzi is subject to certain confidentiality and non-solicitation provisions under the employment agreement.

     Mr. Robbie entered into an employment agreement with St. Paul Re, which was amended in August 2002 and assigned to and assumed by the Company upon completion of the Public Offering, for a three-year term that began August 5, 2002, subject to automatic one-year renewal terms thereafter, pursuant to which he has agreed to serve as the Executive Vice President and Chief Financial Officer of the Company. Mr. Robbie is entitled to receive a base annual salary of at least $350,000, and he is eligible to receive for each year of his term a target annual bonus of 75% of his base salary. Pursuant to the employment agreement, Mr. Robbie received one-time cash sign-on bonus of $200,000 from St. Paul Re, a $75,000 one-time cash sign-on bonus from the Company and an option to purchase 150,000 Common Shares at $22.50 per Common Share. Mr. Robbie is also entitled to the reimbursement of reasonable housing and living expenses (not exceeding $15,000 per month) relating to his residence in Bermuda; Mr. Robbie received reimbursement of $180,000 in respect of such expenses in 2003. If Mr. Robbie's employment is terminated by the Company without "cause" or by Mr. Robbie for "good reason" (each as defined in the employment agreement), he will receive a payment equal to one year's base salary and target bonus and any base salary or other amounts accrued or owing through the date of termination, provided that Mr. Robbie executes a release of claims. If Mr. Robbie's employment is terminated by the Company for cause or by Mr. Robbie other than for good reason, he will receive no further payments, compensation or benefits under the agreement (other than amounts accrued prior to termination). Mr. Robbie is subject to certain confidentiality and non-solicitation provisions under the employment agreement.

     Mr. Schmidt entered into a letter agreement with St. Paul Re, which was assigned to and assumed by Platinum US upon completion of the Public Offering. The letter agreement provides that Mr. Schmidt's base salary effective July 1, 2002 is $350,000 per year and he is eligible to receive an annual performance bonus in the target amount of 75% of base salary. In addition, Mr. Schmidt is eligible to receive no later than July 1, 2004 a retention bonus of $175,000 if he is "continuously employed" (as defined in the letter agreement) with the Company through such date. If Mr. Schmidt's employment is terminated other than for cause prior to such date, he is entitled to receive the retention bonus.

ARRANGEMENTS WITH FORMER PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Mr. Fadden entered into an employment agreement with St. Paul for a five-year term that began on March 4, 2002, subject to one-year renewal terms thereafter, pursuant to which he agreed to serve as the Company's President and Chief Executive Officer. Upon the completion of the Public Offering, St. Paul assigned all of its rights and obligations under the employment agreement to the Company. The employment agreement provided that Mr. Fadden would receive a base annual salary of at least $650,000 following the Public Offering. He was also eligible to receive a target annual bonus of 125% of base salary and a maximum annual bonus of 200% of the target bonus following the Public Offering, and a minimum annual bonus of 125% of his base annual salary for 2002. The objectives for Mr. Fadden's annual bonus were to be determined by the Compensation Committee, in consultation with Mr. Fadden. The employment agreement provided for the purchase and maintenance by Platinum of a term life insurance policy in the amount of $4 million payable to a beneficiary designated by Mr. Fadden. The agreement provided that Mr. Fadden was entitled to the reimbursement of reasonable Bermuda housing expenses, among other employee benefits and perquisites specified in the agreement. On June 1, 2002, Mr. Fadden received a sign-on bonus of $250,000 from St. Paul. Mr. Fadden also received an initial grant of options to purchase up to 100,000 shares of St. Paul common stock, which were subject to the terms of the St. Paul 1994 Stock Plan and which were to vest in four equal annual installments on the first four anniversaries of the date of grant. Upon completion of the Public Offering, Mr. Fadden forfeited such St. Paul stock options to the extent they were unvested and received options to purchase 975,000 Common Shares with an exercise price equal to the offering price of the Common Shares in the Public Offering. These options had a ten-year term and were to vest in equal annual installments on each of the first three anniversaries of the date of grant.

     Mr. Fadden's employment agreement provided that if his employment were terminated by the Company without "cause" or by Mr. Fadden for "good reason" (each as defined in the agreement), he would receive a payment equal to three times the sum of his base salary and the greater of his target bonus and his bonus for the preceding year, and any base salary or other amounts accrued or owing through the date of termination, provided that Mr. Fadden executed a release of claims, and up to three years of medical and dental coverage and immediate vesting of all outstanding options. In addition, all outstanding options would remain exercisable for the lesser of five years and the remainder of their term. If Mr. Fadden's employment were terminated by the Company for cause or by Mr. Fadden other than for good reason, he was to receive no further payments, compensation or benefits under the agreement (other than amounts accrued prior to termination of employment) and all vested options would remain exercisable for 30 days after termination. In the event his employment were terminated due to death or "disability" (as defined in the agreement), he was to receive his base salary through the date of termination and an annual bonus (at target level), prorated through the date of termination. In addition, all outstanding options would immediately vest and would remain exercisable (but not beyond their term) for three years, in the case of a disability termination, and one year, in the case of death. In the event Mr. Fadden's employment were terminated under circumstances described in the agreement within two years after a change in control of the Company, Mr. Fadden would be entitled to certain severance benefits. In the event Mr. Fadden were subject to excise tax on any severance payments made to him under the agreement, the Company would make a gross-up payment to compensate him for such tax liability. Mr. Fadden was subject to certain confidentiality, non-competition and non-solicitation provisions under the agreement.

     The Company entered into a Separation and Consulting Agreement with Mr. Fadden on May 13, 2003 following Mr. Fadden's resignation as President and Chief Executive Officer of the Company effective May 31, 2003. Under this agreement, Mr. Fadden agreed to provide consulting services to the Company relating to his previous responsibilities with the Company and the transition of these responsibilities to his successor through December 31, 2003. In consideration of the termination of and in accordance with his employment agreement, he received a payment of $4,950,000 and all base salary and other amounts accrued or owing through the date of termination. Under the Separation and Consulting Agreement, the Company also agreed to pay termination fees and lease payments in connection with Mr. Fadden's residence in Bermuda and relocation expenses and paid Mr. Fadden a total of $75,000 in respect thereof. The Separation and Consulting Agreement superceded all terms of Mr. Fadden's employment agreement, except that he continues to be bound by the terms of the confidentiality, non-competition and non-solicitation provisions under the employment agreement. In addition, pursuant to the terms of his Nonqualified Share Option Agreement, Mr. Fadden's options to purchase 975,000 Common

Shares at $22.50 per share became fully vested and exercisable effective as of June 1, 2003. These options expire on May 31, 2008.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors is composed of the directors whose names appear at the end of this report. The Compensation Committee reviews the compensation policies and practices of the Company and its subsidiaries and the recommendations of the Chief Executive Officer concerning the compensation of those officers of the Company and its subsidiaries with a title more senior than Vice President, and makes recommendations to the Board with respect thereto. The Compensation Committee also reviews and approves the corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluates the Chief Executive Officer's performance in light of those goals and objectives and sets the Chief Executive Officer's compensation level based on such evaluation. The Compensation Committee grants awards under and oversees the administration of the Section 162(m) Performance Incentive Plan, the 2002 Share Incentive Plan, the Annual Incentive Plan and the Capital Accumulation Plan. The Compensation Committee has retained the services of a nationally recognized compensation consulting firm to assist it in its responsibilities and to advise management on compensation issues.

     The goals of the Company's executive officer compensation policies are to attract, retain and motivate highly qualified personnel and to reward achievement of specified financial performance objectives and enhancement of shareholder value. In particular, compensation is based on the level of job responsibility, individual performance and Company performance. As employees progress to higher levels in the organization, an increasing proportion of their total compensation is linked to Company performance. Compensation levels also reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, the Company must remain competitive with the compensation practices of other premier employers who compete with the Company for like talent. To assure that the interests of employees and shareholders are aligned, equity ownership is a significant component of the Company's compensation program. The Compensation Committee believes that the Company's compensation program fosters the long-term focus required for success in the Company's industry.

     The Company's compensation program for its executive officers consists primarily of base salary, annual incentive compensation and options to purchase Common Shares, and is designed to align the interests of the executive officers and shareholders of the Company and to reward profitable underwriting results.

ANNUAL COMPENSATION

     Base salaries for 2003 for all executive officers of the Company, other than Mr. Morrison who is the Chief Executive Officer and who joined the Company in June 2003, were determined pursuant to employment or other agreements between each executive officer and St. Paul or St. Paul Re. These agreements were assigned to the Company upon completion of the Public Offering and are more fully described above under the heading "Employment Arrangements." The terms of Mr. Morrison's annual compensation are more fully described below under the heading "Chief Executive Officer Compensation."

     The Company's executive officers are eligible to receive annual incentive awards under the Company's Annual Incentive Plan, which was adopted in 2003. This plan was designed to reward achievement of shorter-term corporate and individual goals. Annual incentive awards paid in respect of 2003 were based upon achievement of specified net income targets established by the Compensation Committee as well as various qualitative measures of individual performance. The Company's net income in 2003 exceeded the specified net income targets established by the Compensation Committee and, in accordance with the Annual Incentive Plan, annual incentives ranged from 100% to 170% of the target bonus opportunities. In determining individual awards, the Committee also considered individual contributions toward creation and enhancement of shareholder value.

     Awards granted under the Annual Incentive Plan are made in a combination of cash and restricted share units, as determined by the Compensation Committee. Mr. Price and Mr. Morrison received 50% of their annual incentive award in the form of restricted share units. The other executive officers received at least 25% of their annual incentive award in the form of restricted share units. Each restricted share unit entitles the holder thereof to one Common Share on the date that is six months from the date of grant. The Compensation Committee believes that restricted share units directly align the interests of employees with those of shareholders.

LONG TERM INCENTIVE COMPENSATION

     The 2002 Share Incentive Plan provides that the Compensation Committee has the authority in its discretion to grant equity-based compensation awards thereunder in the form of options to purchase Common Shares, restricted Common Shares, share appreciation rights or share units. All executive officers received a grant of options effective upon completion of the Public Offering (in the case of the Chief Executive Officer, effective upon his employment with the Company in June 2003, as more fully described below) that, in view of the Compensation Committee, sufficiently incentivizes executive officers to focus on increasing shareholder value over the long term. The Compensation Committee may make additional grants in the future.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Company's Chief Executive Officer, Mr. Morrison, was compensated pursuant to an employment agreement entered into with the Company in June 2003 and amended in January 2004, as described above under the heading "Employment Arrangements." Mr. Morrison's employment agreement provides for an annual base salary of $650,000 and an annual incentive for each year of his term, with a target of 100% of base salary and a maximum of 200% of the target. The Compensation Committee considered the recommendations of a nationally recognized compensation-consulting firm to determine the appropriateness of Mr. Morrison's compensation. The evaluation involved reviewing the compensation practices of other premier employers who compete with the Company for like talent and the need to attract a highly motivated leader. For 2003, the Compensation Committee made an annual incentive award to Mr. Morrison of $850,000, of which 50% was paid in cash and 50% was paid in the form of restricted share units. Each restricted share unit entitles the holder thereof to one Common Share on the date that is six months from the date of grant. Mr. Morrison's annual incentive award was approximately 130% of his target annual incentive opportunity. In determining the amount of Mr. Morrison's annual incentive award, the Compensation Committee took into account that the Company's net income in 2003 exceeded the specified net income target established by the Compensation Committee under the Annual Incentive Plan for this award, as well as his contributions toward creation and enhancement of shareholder value and his dedication and leadership abilities.

     The Compensation Committee also awarded Mr. Morrison options to purchase 400,000 Common Shares at $26.00 per Common Share (the closing price of the Common Shares on the NYSE on the date prior to the date that the Board of Directors approved his employment agreement). As with setting the annual compensation components, the Compensation Committee considered the recommendations of a nationally recognized consulting firm to determine the appropriateness of Mr. Morrison's long-term incentives. Other elements of Mr. Morrison's compensation package are described under the heading "Employment Arrangements." The Committee considers Mr. Morrison's compensation appropriate in view of the Company's achievements during 2003.

INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Code imposes a limitation of $1 million per year on the corporate income tax deduction for compensation paid to the Company's named executive officers that would otherwise be deductible by Platinum US. Among other exceptions, the deduction limit does not apply to compensation that meets the specified requirements for "performance-based compensation."

     The Company's 2002 Share Incentive Plan was designed to meet the requirements for performance-based compensation in the case of share options and share appreciation rights granted under the plan. This plan, as amended and restated, is being proposed for approval by the shareholders at the Annual Meeting for purposes of continued compliance with Section 162(m). See Proposal
5 -- Approval of the 2002 Share Incentive Plan. In addition, the Company's
Section 162(m) Performance Incentive Plan, which was approved by the Company's shareholders in 2003, allows the Company to grant restricted shares, share units and other incentive compensation in a manner that meets the requirements for performance-based compensation under Section 162(m). The Committee believes that the deductibility of compensation is only one factor in assessing whether a particular compensation arrangement is appropriate given the goal of motivating executives to achieve corporate objectives and increase shareholder value. Therefore, the Committee retains the flexibility under circumstances it considers appropriate to pay compensation to its executive officers that may not be deductible by Platinum US under Section 162(m).

                                          Peter T. Pruitt, Chairman
                                          Jonathan F. Bank
                                          Neill A. Currie
                                          Jay S. Fishman

     The foregoing Report of the Compensation Committee shall not be deemed to be "soliciting material" or "filed" with the SEC or incorporated by reference in any previous or future document filed by the Company with the SEC under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except to the extent that the Company specifically incorporates such Report by reference in any such document.

                               PERFORMANCE GRAPH

     The Company commenced operations on November 1, 2002 upon completion of the Public Offering. The graph below compares cumulative total return on the Common Shares with the cumulative total return on the Standard & Poor's ("S&P") 500 Composite Stock Price Index (the "S&P 500 Index") and the S&P Property-Casualty Industry Group Stock Price Index (the "S&P Property-Casualty Index"), for the period commencing November 1, 2002 and ending on December 31, 2003, assuming $100 was invested on November 1, 2002. The graph shows the value at the end of each calendar year of $100 invested in the Common Shares, the S&P 500 Index, and the S&P Property-Casualty Index as measured by the last sale price on the last trading day of each calendar year during the period commencing November 1, 2002 and ending December 31, 2003.
(PERFORMANCE GRAPH)

                                                                                                          S&P PROPERTY-CASUALTY
                                                       THE COMPANY                S&P 500 INDEX                   INDEX
                                                       -----------                -------------           ---------------------
November 1, 2002                                            100                         100                         100
December 31, 2002                                        105.61                       97.98                       96.57
March 31, 2003                                           101.96                       94.89                          92
June 30, 2003                                            109.48                       109.5                      107.47
September 30, 2003                                       113.68                       112.4                      108.82
December 31, 2003                                        121.69                      126.08                      122.07

     The foregoing Performance Graph shall not be deemed to be "soliciting material" or "filed" with the SEC or incorporated by reference in any previous or future document filed by the Company with the SEC under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such Performance Graph by reference in any such document.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information with respect to the beneficial ownership of Common Shares as of March 1, 2004 of those persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common
Shares:

                                                             AMOUNT AND NATURE
NAME AND ADDRESS                                               OF BENEFICIAL     PERCENT
OF BENEFICIAL OWNER                                              OWNERSHIP       OF CLASS
-------------------                                          -----------------   --------
The St. Paul Companies, Inc. ..............................     12,000,000(1)      24.4
  385 Washington Street
  St. Paul, MN 55102
RenaissanceRe Holdings Ltd. ...............................      6,460,000(2)      14.1
  Renaissance House
  8-12 East Broadway
  Pembroke HM 19
  Bermuda
Wellington Management Company, LLP.........................      2,462,460(3)       5.7
  75 State Street
  Boston, MA 02109
Perry Corp. ...............................................      2,389,500(4)       5.5
  Richard C. Perry
  599 Lexington Avenue
  New York, NY 10022
Schroder Investment Management North America Inc. .........      2,217,900(5)       5.1
  Schroder Investment Management International Ltd.
  875 Third Avenue, 22nd Floor
  New York, NY 10022

---------------

(1) According to a Schedule 13D statement filed by St. Paul on November 8, 2002, these Common Shares consist of 6,000,000 Common Shares owned by wholly owned subsidiaries of St. Paul and options to acquire 6,000,000 Common Shares held by St. Paul and one of its wholly owned subsidiaries. St. Paul reported having sole voting power over the 6,000,000 owned Common Shares and sole dispositive power over the 6,000,000 owned Common Shares and the 6,000,000 Common Shares issuable upon exercise of options. Pursuant to a limitation on voting rights in the Company's Bye-laws, St. Paul's voting power with respect to the Common Shares owned by it is limited to 9.9% of the voting power of the outstanding Common Shares.

(2) In a Schedule 13G statement filed by RenaissanceRe on November 5, 2002, RenaissanceRe reported sole voting power and sole dispositive power over 6,460,000 Common Shares, which included 2,500,000 Common Shares issuable to RenaissanceRe upon exercise of options. Pursuant to a limitation on voting rights in the Company's Bye-laws, RenaissanceRe's voting power with respect to the Common Shares owned by it is limited to 9.9% of the voting power of the outstanding Common Shares.

(3) In a Schedule 13G statement filed on February 12, 2004, Wellington Management Company, LLP ("Wellington") reported shared voting power over 1,941,890 Common Shares and shared dispositive power over 2,462,460 Common Shares. Wellington is an investment adviser registered under the Investment Advisers Act of 1940. This Schedule 13G statement indicated that the securities reported therein were owned of record by clients of Wellington who had the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities, and that no such client was known to have such right or power with respect to more than 5% of the class of such securities.

(4) In a Schedule 13G statement filed on February 17, 2004, Perry Corp. and Richard C. Perry (the president and sole stockholder of Perry Corp.) jointly reported sole voting power and sole dispositive power over 2,389,500 Common Shares of the Company. Perry Corp. is an investment adviser registered under the Investment Advisers Act of 1940. This Schedule 13G statement indicated that the limited partners of (or investors in) each of two or more private investment funds for which Perry Corp. acts as general partner and/or investment adviser had the right to participate in the receipt of dividends from, and proceeds from the sale of, the Common Shares held for the accounts of such funds in accordance with their respective limited partnership interests (or investment percentages) in such funds. Mr. Perry disclaimed any beneficial ownership interest of the Common Shares owned beneficially by Perry Corp., except for that portion of such Common Shares that related to his economic interest in Perry Corp.

(5) In a Schedule 13G statement filed on February 13, 2004, Schroder Investment Management North America Inc. ("Schroder North America") reported sole voting power and sole dispositive power over 2,210,000 Common Shares and Schroeder Investment Management International Ltd. ("Schroder International") reported sole voting power and sole dispositive power over 7,900 Common Shares. Schroeder North America and Schroder International are investment advisers registered under the Investment Advisers Act of 1940.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of the Common Shares as of March 1, 2004 of each of the directors and executive officers. Except as otherwise indicated, each of these persons had sole voting power and sole dispositive power with respect to the Common Shares beneficially owned by him.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL      PERCENT
NAME OF BENEFICIAL OWNER                                          OWNERSHIP        OF CLASS
------------------------                                      -----------------    --------
Steven H. Newman............................................       405,000(1)(2)       *
Gregory E.A. Morrison.......................................        21,000             *
H. Furlong Baldwin..........................................        13,334(1)(2)       *
Jonathan F. Bank............................................        10,334(1)(2)       *
Dan R. Carmichael...........................................        10,834(1)(2)       *
Neill A. Currie.............................................        10,000(1)          *
Jay S. Fishman..............................................        16,334(3)          *
Peter T. Pruitt.............................................        12,334(1)(2)       *
Michael D. Price............................................        18,058             *
Michael E. Lombardozzi......................................        42,500(2)          *
William A. Robbie...........................................         7,004             *
Neal J. Schmidt.............................................        46,500(2)          *
All directors and executive officers as a group (12
  persons)..................................................       613,232           1.4%

---------------

 *  Represents less than 1% of the outstanding Common Shares.

(1) Does not include share units. Under the Share Unit Plan, 50% of all fees earned by a director who is not an employee of the Company or any of its affiliates (including retainer fees, meeting fees and committee fees) during each calendar quarter are automatically converted into that number of share units equal to the number of Common Shares which could have been purchased with such fees, based upon the closing price of the Common Shares on the last day of the calendar quarter, as more fully described under "Director Compensation." As of March 1, 2004, the following non-employee directors had been credited with the following number of share units: Mr. Newman: 2,058 share units; Mr. Bank: 1,728 share units; Mr. Carmichael: 1,739 share units; Mr. Pruitt: 1,547 share units; Mr. Baldwin: 1,560 share units; and Mr.
    Currie: 896 share units.

(2) Includes Common Shares issuable upon exercise of options as follows: Mr.
    Newman: 325,000 Common Shares; Mr. Baldwin: 8,334 Common Shares; Mr. Bank:
    8,334 Common Shares; Mr. Carmichael: 8,334 Common Shares; Mr. Fishman: 8,334 Common Shares; Mr. Pruitt:

    8,334 Common Shares; Mr. Lombardozzi: 37,500 Common Shares; and Mr. Schmidt:
    37,500 Common Shares.

(3) Mr. Fishman is Chairman, Chief Executive Officer and President of St. Paul, which is the beneficial owner of 6,000,000 Common Shares and a currently exercisable option to acquire 6,000,000 Common Shares, as more fully described below under "Related Party Transactions." Mr. Fishman disclaims beneficial ownership of these Common Shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the Exchange Act, the Company's directors and executive officers and any persons holding more than 10% of the Common Shares are required to report their initial ownership of Common Shares and any subsequent changes in that ownership to the SEC. Specific filing dates for these reports have been established by the SEC, and the Company is required to disclose in this proxy statement any failure by such persons to file these reports in a timely manner during the 2003 fiscal year. The Company has determined that, except as described below, no person who at any time during 2003 was a director, executive officer or holder of more than 10% of the Common Shares failed to file on a timely basis reports required by the Exchange Act during 2003. This determination was based solely upon the review by the Company of Forms 3, 4 and 5, and written representations that no Forms 5 were required to be submitted to the Company during or with respect to 2003.

     Each of Messrs. Baldwin, Bank, Carmichael, Newman and Pruitt did not timely file a Form 4 reporting his receipt of share units under the Share Unit Plan for Non-Employee Directors on January 1, 2003. In addition, each of Messrs. Baldwin, Bank, Carmichael, Currie, Fishman and Pruitt did not timely file a Form 4 reporting the Company's grant of options to him on September 17, 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Pruitt, Bank, Currie and Fishman currently serve on the Compensation Committee of the Board of Directors of the Company. Mr. Fishman is Chairman, Chief Executive Officer and President of St. Paul, which, as of March 1, 2004, beneficially owned 24.4% of the outstanding Common Shares of the Company (the voting power of which is limited to 9.9% of the voting power of the outstanding Common Shares pursuant to the Company's Bye-laws) and has entered into various agreements with the Company, as described below under "Related Party Transactions."

RELATED PARTY TRANSACTIONS

  TRANSACTIONS WITH ST. PAUL AND ITS SUBSIDIARIES

     Concurrently with the completion of the Public Offering on November 1, 2002, the Company issued 6,000,000 Common Shares (or 14% of the then outstanding Common Shares) to St. Paul in a private placement pursuant to a Formation and Separation Agreement dated as of October 28, 2002 between the Company and St. Paul (the "Formation Agreement"). The voting power of these Common Shares is limited to 9.9% of the voting power of the outstanding Common Shares, pursuant to the Bye-laws of the Company. St. Paul also received an option to purchase up to 6,000,000 additional Common Shares at any time during the ten years following the Public Offering at a price of $27.00 per share (the "St. Paul Option"). In return for the Common Shares and the St. Paul Option, St. Paul contributed to the Company cash in the amount of $122 million and substantially all of the 2002 reinsurance business and related assets of St. Paul Re, including all of the outstanding capital stock of Platinum US. Among the fixed assets transferred were furniture, equipment, systems and software, and the intangible assets included broker lists, contract renewal rights and licenses. The Formation Agreement contains provisions regarding indemnification of each of St. Paul and the Company by the other, restrictions on St. Paul regarding competition with the Company and the transfer or acquisition of Common Shares in certain circumstances, and requirements relating to pre-emptive rights and participation in Common Share buy-back programs. The Formation Agreement provided that the Company and its subsidiaries enter into several agreements with St. Paul and its subsidiaries, as described below.

     The Company entered into a registration rights agreement with St. Paul as of November 1, 2002, pursuant to which St. Paul has the right to require the Company, subject to certain specified exceptions, on four occasions to register under the Securities Act, any Common Shares owned by St. Paul or its affiliates for sale in a public offering beginning as of November 1, 2003. Pursuant to this agreement, the Company has also agreed to use its reasonable best efforts to enable St. Paul from and after the third anniversary of the completion of the Public Offering to distribute the Common Shares it beneficially owns in an offering on a continuous or delayed basis pursuant to a registration statement under the 1933 Act. After November 1, 2007, St. Paul will have the right to an additional two demand registrations if St. Paul beneficially owns more than 9.9% of the Common Shares then outstanding. Each demand must include a number of Common Shares with a market value equal to at least $50 million, except that this limitation will not apply to St. Paul's last demand registration.

     Certain subsidiaries of the Company entered into several quota share retrocession agreements with subsidiaries of St. Paul, pursuant to which St. Paul's subsidiaries transferred the liabilities, related assets and rights and risks under substantially all of the reinsurance contracts entered into by St. Paul's subsidiaries on or after January 1, 2002, excluding certain liabilities relating to the flooding in Europe in August 2002 and business underwritten in London for certain financial services companies (the "Quota Share Retrocession Agreements"). These agreements provided for the transfer to subsidiaries of the Company of cash and other assets aggregating approximately $485,687,000, which represents substantially all of the existing 2002 underwriting year loss reserves, excluding certain liabilities retained by St. Paul, allocated loss adjustment expense reserves, other reserves related to non-traditional reinsurance treaties, unearned premium reserves (subject to agreed upon adjustments) and other related reserves, which relate to contracts entered into on and after January 1, 2002, as of the date of the transfer and 100% of future premiums (less any ceding commission under the Quota Share Retrocession Agreements) associated with the transferred reinsurance contracts relating to periods after the date of the transfer. Trusts have been established and funded to secure Platinum US's retrocession obligations to St. Paul's subsidiaries.

     Platinum US and St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of St. Paul ("St. Paul Fire and Marine"), entered into a US Underwriting Management Agreement dated as of November 1, 2002. Pursuant to this agreement, Platinum US has authority to write renewals of certain non-traditional reinsurance contracts for a period of three years on behalf of St. Paul Fire and Marine or Mountain Ridge Insurance Company, a wholly owned subsidiary of St. Paul. Platinum US bears all the expenses incurred in underwriting and administering the non-traditional business that it reinsures. St. Paul Fire and Marine is required to pay the direct and reasonable indirect costs of non-traditional business not reinsured by Platinum US. Platinum UK and St. Paul Reinsurance Company Limited ("St. Paul Re UK") entered into a similar agreement dated as of November 1, 2002 providing Platinum UK with substantially the same rights to underwrite business on behalf of St. Paul Re UK.

     In addition, St. Paul Re UK, St. Paul Management Limited and Platinum UK entered into a UK Business Transfer Agreement under which Platinum UK acquired the reinsurance business of St. Paul Re UK, together with the associated customer lists and goodwill (other than the assumption of liability for, or the management of, existing reinsurance contracts entered into by St. Paul Re UK on or prior to November 1, 2002). Platinum UK is entitled to write reinsurance business for its own account and benefit in succession to St. Paul Re UK. In consideration for the transfer, a portion of the St. Paul Option, covering 894,260 Common Shares with an aggregate exercise price of $8,119,881, was allocated to St. Paul Re UK.

     The Company and Platinum UK entered into Master Services Agreements with St. Paul and St. Paul Re UK pursuant to which St. Paul and its subsidiaries provide certain services, including accounting, payroll administration, human resources management and systems support, at cost until the Company and Platinum UK deem it no longer necessary. Both of these Master Services Agreements, which originally were scheduled to terminate on June 30, 2003, were amended by the parties to terminate on June 30, 2004 with respect to certain services. The Company and Platinum UK are required to pay St. Paul and St. Paul Re UK a total of $166,263 for services provided in 2003 under the Master Services Agreements. The Company and Platinum UK also entered into Run-off Services Agreements with St. Paul and St. Paul Re

UK, pursuant to which the Company and Platinum UK, for a period of up to two years following completion of the Public Offering, provide St. Paul and St. Paul Re UK with specified services at cost in administering the run-off of certain reinsurance contracts. St. Paul and St. Paul Re UK paid the Company and Platinum UK approximately $465,892 for services provided in 2003 under the Run-off Services Agreements.

     Pursuant to the Employee Benefits and Compensation Matters Agreement, St. Paul transferred certain of its employees to Platinum US. The agreement provides for the allocation of assets and liabilities and certain other agreements with respect to employee compensation and benefit plans. The agreement provides that St. Paul will reimburse Platinum US pro rata for any retention bonuses that are paid to certain employees of the Company.

     Platinum UK is a party to a sublease agreement with St. Paul Re UK under which Platinum UK subleases office space in London at a rate equivalent to St. Paul's cost. A total of $710,000 is payable under this agreement for 2003.

     Platinum US entered into an Aggregate Excess of Loss Retrocession Agreement with Mountain Ridge Insurance Company, a St. Paul subsidiary, on June 11, 2003. This Agreement related to an underlying agreement with Liberty Mutual which, in turn, was reinsured by Platinum US under a 100% Quota Share Retrocession Agreement with Mountain Ridge Insurance Company.

     Platinum US has entered into several novation and other agreements with St. Paul and various ceding insurance companies, whereby Platinum has replaced St. Paul as the reinsurer on the respective contracts. In certain cases, these contracts were originally issued by St. Paul Fire and Marine because Platinum US was not authorized as a reinsurer in Wisconsin. Several novation agreements were entered into after Platinum US became authorized in Wisconsin.

     Platinum UK entered into an Excess of Loss Reinsurance contract with XL Re on July 1, 2003 that replaced an existing contract between XL Re and St. Paul. This contract includes a provision whereby St. Paul receives a commission as compensation for forfeiting a $5.65 million deficit premium that would have been paid to St. Paul if the existing contract had simply been terminated.

     Platinum Bermuda is one of several reinsurers participating on five excess-of-loss reinsurance contracts and a variable quota share reinsurance contract with certain subsidiaries of St. Paul relating to contract surety business. Platinum Bermuda expects to receive approximately $4.6 million in premium under these contracts in 2004.

  TRANSACTIONS WITH RENAISSANCERE AND ITS SUBSIDIARIES

     Concurrently with the completion of the Public Offering, the Company sold 3,960,000 Common Shares to RenaissanceRe at a price of $22.50 per share less the underwriting discount (the "RenaissanceRe Investment") in a private placement pursuant to the Investment Agreement. In addition, RenaissanceRe received an option to purchase up to 2,500,000 additional Common Shares at any time during the ten years following the Public Offering at a purchase price of $27.00 per share. The Investment Agreement provides that, for so long as RenaissanceRe beneficially owns Common Shares representing at least 62.5% of the Common Shares purchased pursuant to the Investment Agreement, one qualified person designated by RenaissanceRe, who is reasonably acceptable to the Company, but not an officer, director or employee of RenaissanceRe or any of its subsidiaries, will be nominated by the Company for election as a director of the Company at each shareholder meeting at which directors are elected and the Company shall use commercially reasonable efforts to cause this director's appointment to the Executive Committee and, subject to applicable law, rules or regulations, the Governance Committee of the Board of Directors of the Company. The Investment Agreement also provides that, for so long as RenaissanceRe beneficially owns Common Shares representing at least 62.5% of the Common Shares purchased pursuant to the Investment Agreement, RenaissanceRe will have the right to designate a representative to attend (but not to vote at) meetings of the Board of Directors and to receive notices, agendas, minutes and all other materials distributed to participants at such meetings.

     The Company and RenaissanceRe entered into a Transfer Restrictions, Registration Rights and Standstill Agreement as of November 1, 2002, pursuant to which, prior to November 1, 2003, RenaissanceRe could not transfer any interest in the Common Shares it purchased pursuant to the Investment Agreement except under certain conditions. Under this agreement, RenaissanceRe has the right to require the Company, subject to certain specified exceptions, on four occasions to register under the 1933 Act any Common Shares owned by RenaissanceRe or its affiliates for sale in a public offering beginning as of November 1, 2003. The Company has also agreed to use its reasonable best efforts to enable RenaissanceRe, from and after the third anniversary of the completion of the Public Offering, to distribute the Common Shares it beneficially owns in an offering on a continuous or delayed basis pursuant to a registration statement under the 1933 Act. After November 1, 2007, RenaissanceRe will have the right to an additional two demand registrations if RenaissanceRe beneficially owns more than 9.9% of the Common Shares then outstanding. Each demand must include a number of Common Shares with a market value equal to at least $50 million, except that this limitation will not apply to RenaissanceRe's last demand registration. This agreement also contains provisions regarding indemnification of each of RenaissanceRe and the Company by the other, restrictions on RenaissanceRe regarding the acquisition of Common Shares in certain circumstances, and requirements relating to pre-emptive rights and participation in Common Share buy-back programs.

     The Company entered into a five-year Services and Capacity Reservation Agreement with RenaissanceRe, effective October 1, 2002, pursuant to which RenaissanceRe provides services to the subsidiaries of the Company in connection with its property catastrophe book of business. At the Company's request, RenaissanceRe will analyze the Company's property catastrophe treaties and contracts and will assist the Company in measuring risk and managing the Company's aggregate catastrophe exposures. Based upon such analysis, RenaissanceRe will furnish quotations at the Company's request for rates for non-marine property catastrophe retrocessional coverage with aggregate limits up to $100 million annually, either on an excess-of-loss or proportional basis. The Company and RenaissanceRe may then enter into retrocessional agreements on the basis of the quotations. The fee for the coverage commitment and the services provided by RenaissanceRe under this agreement is $4 million at inception and at each anniversary, adjusted to 3.5% of the Company's gross written non-marine non-finite property catastrophe premium for the previous annual period, if and to the extent such amount is greater than the fee paid in such previous annual period. Either party may terminate this agreement if the other is deemed impaired or insolvent by applicable regulatory or judicial authorities or is the subject of conservation, rehabilitation, liquidation, bankruptcy or similar insolvency proceedings. The Company paid a total of $4 million to RenaissanceRe pursuant to this agreement for 2003.

     Platinum Bermuda and Platinum US have each entered into substantially similar Referral Agreements with Renaissance Underwriting Managers Ltd. ("RUM"), a subsidiary of RenaissanceRe, effective November 1, 2002 (collectively, the "Referral Agreements"), pursuant to which RUM provides referrals of treaty and facultative reinsurance contracts to Platinum Bermuda and Platinum US (the "Referred Contracts"). Under the Referral Agreements, Platinum Bermuda and Platinum US each have the opportunity to quote on Referred Contracts that would not otherwise be presented to Platinum Bermuda or Platinum US in the normal course. Under each of the Referral Agreements, Platinum Bermuda and Platinum US pay RUM an annual finder's fee and, in certain circumstances, a profit commission for Referred Contracts actually bound by Platinum Bermuda or Platinum US in accordance with formulas set forth in the Referral Agreements. Under the Referral Agreements, RUM may elect, at the time it refers a Referred Contract, to cause Platinum Bermuda or Platinum US to retrocede up to 30% of such Referred Contract actually bound by Platinum Bermuda or Platinum US (the "RenRe Retro Share"). The finder's fee and any profit commission due to RUM under each Referral Agreement is reduced by the amount of the RenRe Retro Share. The RenRe Retro Share may be subject to an aggregate loss ratio cap that will limit the maximum liability of RenaissanceRe to 225% of Gross Premium Written (as defined in the Referral Agreement) for each annual period. The Referral Agreements expire on October 31, 2007. No amounts were paid to RUM by Platinum US under its Referral Agreement in 2003. Platinum Bermuda paid RUM $400,283 under its Referral Agreement in 2003.

     Platinum US entered into an Excess of Loss Contract with RenaissanceRe effective as of June 11, 2003, where the loss index is based on a property catastrophe program purchased by Platinum US. Under this contract, RenaissanceRe is liable for 50% of all premiums (plus a 2% override) and is entitled to 50% of any loss recoveries under the indexed property catastrophe program.

     Platinum US is party to two property catastrophe excess of loss programs with the Glencoe Group of Companies, which are affiliates of RenaissanceRe. Platinum has a 5% participation across four layers of reinsurance on one program and a 15% participation on the other program.

  OTHER TRANSACTIONS

     The Company is a party to an investment management agreement with Alliance Capital Management L.P. ("Alliance"), pursuant to which Alliance provides investment advisory services to the Company. The Company pays a fee to Alliance for these services based on the amount of the Company's assets managed by Alliance. A total of $1,374,058 is payable to Alliance for investment advisory services provided in 2003. Holly Price, a Senior Vice President at AllianceBernstein Institutional Investment Management, a unit of Alliance, is the wife of Michael Price, the President and Chief Underwriting Officer of Platinum US.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is currently composed of the directors whose names appear at the end of this report. The members are independent as defined in the NYSE's listing standards, which provide, among other things, that directors shall have no relationship with the Company that may interfere with the exercise of their independence from management and the Company. The Board of Directors has determined that the members of the Audit Committee also meet the qualifications set forth in the NYSE's listing standards regarding financial literacy and accounting or related financial management expertise.

     The Audit Committee is responsible for, among other things, reviewing with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K, reviewing with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications With Audit Committees," as amended by Statement on Audit Standards No. 90, "Audit Committee Communications" ("SAS No. 61") and recommending whether the audited financial statements should be included in the Company's Annual Report on Form 10-K. The Company's management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

     In this context, the Audit Committee has reviewed and discussed the Company's audited financial statements as of December 31, 2003 and for the year then ended with management and KPMG LLP ("KPMG"), the Company's independent auditors. The Audit Committee has also discussed with KPMG the matters required to be discussed by SAS No. 61, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the disclosures in the financial statements.

     The Audit Committee also discussed with KPMG the critical accounting policies and practices used in the preparation of the audited financial statements as of December 31, 2003 and for the year then ended; any alternative treatments within accounting principles generally accepted in the United States of America for policies and practices related to material items that have been discussed with management, including the ramifications of the use of such alternative treatments and the treatment preferred by KPMG; and any material written communications between KPMG and management.

     KPMG also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as adopted by the Independence Standards Board, and the Audit Committee discussed with KPMG its independence. When considering KPMG's independence, the Audit Committee considered, among other matters, whether KPMG's provision of non-audit services to the Company is compatible with maintaining the independence of KPMG.

     Based on the reviews and discussions with management and KPMG referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements as of December 31, 2003 and for the fiscal year then ended be included in the Company's Annual Report on Form 10-K for such fiscal year. The Audit Committee also recommended to the Board of Directors that KPMG be selected as independent auditors of the Company for the year 2004, subject to shareholder ratification as required by Bermuda law.

                                          H. Furlong Baldwin, Chairman
                                          Jonathan F. Bank
                                          Dan R. Carmichael
                                          Peter T. Pruitt

     The foregoing Report of the Audit Committee shall not be deemed to be "soliciting material" or "filed" with the SEC or incorporated by reference in any previous or future document filed by the Company with the SEC under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such Report by reference in any such document.

              PROPOSAL 2 -- ELECTION OF PLATINUM BERMUDA DIRECTORS

     Pursuant to the Company's Bye-Laws, when any matter is required to be submitted to a vote of the shareholders of any direct or indirect non-U.S. subsidiary of the Company, the Company is required to submit a proposal relating to such matter to the shareholders of the Company, and the Company shall then vote or cause to be voted all the shares of such subsidiary owned by the Company in accordance with or proportional to the vote of its shareholders. Accordingly, the shareholders of the Company are being asked to consider the following proposal.

     The Board of Directors of Platinum Bermuda currently consists of three directors: Gregory E.A. Morrison, Michael D. Price and William A. Robbie. Messrs. Price and Robbie were appointed directors in November 2002 to fill vacancies on the Platinum Bermuda Board. Mr. Morrison was appointed director in June 2003 to fill the vacancy created when Mr. Fadden, Platinum Bermuda's former Chairman and Chief Executive Officer, resigned as director of Platinum Bermuda in May 2003. The terms of office of each of the current directors will expire at the next annual general meeting of Platinum Bermuda, which will be held on the date of the Annual Meeting. Each of the current directors has been nominated by the Board of Directors of Platinum Bermuda for election as a director at the Annual Meeting to serve until the next annual general meeting of Platinum Bermuda.

     Set forth below is biographical and other information regarding the nominees for election as directors of Platinum Bermuda, including their principal occupations during the past five years.

Gregory E.A. Morrison.........
Age: 46
Director of Platinum
Bermuda since 2003               Mr. Morrison has been President and Chief
                                 Executive Officer of the Company since June
                                 2003. Mr. Morrison was President and Chief
                                 Executive Officer of London Reinsurance Group
                                 Inc. ("LRG"), a Canadian reinsurance company that he founded, from 1989 until 1998 and again from September 2000 until May 2003. Mr.
                                 Morrison also served as the Chairman of LRG operating subsidiaries in the United States, Barbados and Ireland and as a member of the LRG board of directors. From January 1999 to June
                                 2000, Mr. Morrison served as President of Unum
                                 Reinsurance, the reinsurance division of Unum
                                 Provident Corporation.

Michael D. Price..............
Age: 37
Director of Platinum
Bermuda since 2002               Mr. Price has been President and Chief
                                 Underwriting Officer of Platinum US since
                                 November 2002. Mr. Price was Chief

                                 Underwriting Officer of St. Paul Re from June 2002 until November 2002. Mr. Price served as Chief Operating Officer of Associated Aviation Underwriters Incorporated, a subsidiary of Global Aerospace Underwriting Managers Ltd. specializing in aerospace insurance, from March 2001 through June 2002. From May 2000 to September 2000, Mr. Price was Chief Underwriting Officer at Swiss Re America Holding Corporation, a reinsurance holding company. He was Senior Vice President and Chief Underwriting Officer of Underwriters Re Group, Inc., a reinsurance holding company, from April 1998 until May 2000.

William A. Robbie.............
Age: 53
Director of Platinum
Bermuda since 2002               Mr. Robbie has been Executive Vice President
                                 and Chief Financial Officer of the Company since November 2002. Mr. Robbie was Executive
                                 Vice President and Chief Financial Officer of
                                 St. Paul Re from August 2002 until November
                                 2002. Prior thereto, Mr. Robbie held various positions with XL Capital Ltd. and its subsidiaries, including Executive Vice
                                 President -- Financial Services, Senior Vice
                                 President -- Treasurer, and Executive Vice
                                 President, Chief Financial Officer and Chief
                                 Administrative Officer.

     The Board of Directors of Platinum Bermuda has no reason to believe that any of these nominees would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board of Directors of Platinum Bermuda will select a substitute nominee and the Common Shares represented by proxies may be voted for such substitute nominee unless the shareholders indicate otherwise.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES TO THE PLATINUM BERMUDA BOARD OF DIRECTORS.

       PROPOSAL 3 -- RATIFICATION OF APPOINTMENT OF PLATINUM UK DIRECTORS

     Pursuant to the Bye-Law provisions discussed in connection with Proposal 2 above, the shareholders of the Company are being asked to consider the following proposal.

     The Board of Directors of Platinum UK currently consists of seven directors: Michael J. Coldman, A.P.D. Lancaster, Gregory E.A. Morrison, Craig T. Pettengell, Robert S. Porter, William A. Robbie and Russell Worsley. According to Platinum UK's Articles of Association, the appointment of executive (employee) directors appointed after June 2002 must be ratified by Platinum UK's sole shareholder, Platinum Regency Holdings ("Platinum Regency"). Platinum Regency is a direct non-U.S. subsidiary of the Company. Mr. Pettengell was appointed to the Board in October 2002, while Mr. Morrison and Mr. Porter were appointed directors in May 2003 to fill the vacancies created by the resignations of Mr. Fadden and Mr. Price. Messrs. Robbie and Worsley have each been approved as directors by the United Kingdom Financial Services Authority.

     The appointments of Messrs. Pettengell, Morrison and Porter were ratified at the Company's 2003 Annual General Meeting of Shareholders. Mr. Coldman was appointed to the Board before June 2002 and, therefore, his appointment does not require ratification by Platinum Regency. In addition, the appointment of Platinum UK's non-executive (non-employee) director, Mr. Lancaster, does not require ratification by Platinum Regency.

     Set forth below is biographical and other information regarding Messrs. Robbie and Worsley, including their principal occupations during the past five years.

William A. Robbie.............
Age: 53
Director of Platinum UK
since 2003                       Mr. Robbie has been Executive Vice President
                                 and Chief Financial Officer of the Company since November 2002.

                                 Mr. Robbie was Executive Vice President and
                                 Chief Financial Officer of St. Paul Re from
                                 August 2002 until November 2002. Prior thereto, Mr. Robbie held various positions with XL Capital Ltd. and its subsidiaries, including Executive Vice President -- Financial Services, Senior Vice President -- Treasurer, and Executive Vice President, Chief Financial Officer and Chief Administrative Officer.

Russell Worsley...............
Age: 43
Director of Platinum UK
since 2003                       Mr. Worsley has been Finance Director of
                                 Platinum UK since September 2003. Mr. Worsley was Financial Control Manger of Gerling UK
                                 Limited from January 2002 until August 2003.
                                 Prior thereto, Mr. Worsley was Financial
                                 Controller at IC Insurance Holdings Limited.

     The Board of Directors of Platinum UK has no reason to believe that any of these nominees should not be ratified as directors of Platinum UK.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE PLATINUM UK DIRECTORS.

 PROPOSAL 4 -- AMENDMENT TO THE BYE-LAWS OF THE COMPANY TO REMOVE SECTION 44(2)

     The Board of Directors recommends that the shareholders of the Company adopt an amendment (the "Amendment") to the Bye-laws of the Company to remove
Section 44(2), which requires the submission to the shareholders of the Company of any matter to be voted on by the shareholders of any direct or indirect non-U.S. subsidiary of the Company (the "Directed Voting Provision"). If the Amendment is adopted by the shareholders of the Company, the Directed Voting Provision will be removed in its entirety.

     The Company currently has two direct non-U.S. subsidiaries, Platinum Regency and Platinum Bermuda, and one indirect non-U.S. subsidiary, Platinum UK, a wholly owned subsidiary of Platinum Regency (collectively, the "Non-U.S. Subsidiaries"). The Directed Voting Provision requires the Company to submit any matter to be voted on by the shareholders of any of the Non-U.S. Subsidiaries to the shareholders of the Company and to vote all the shares of the Non-U.S. Subsidiary owned by the Company in accordance with and proportional to such vote of the Company's shareholders. Thus, this proxy statement contains proposals, to be voted on by the Company's shareholders, for the election of directors of Platinum Bermuda, the ratification of the selection of directors for Platinum UK and the ratification of the selection of KPMG (Bermuda) to serve as Platinum Bermuda's independent auditors.

     When the Company was organized in 2002, the Directed Voting Provision was implemented to reduce the possibility that certain of the Company's shareholders might be required to include in their reportable income their pro rata share of the Non-U.S. Subsidiaries' so-called "subpart F income."

     Each "United States shareholder" of a foreign corporation that is a "controlled foreign corporation" ("CFC") for an uninterrupted period of thirty days or more during a taxable year, and who owns shares in the CFC directly or indirectly through foreign entities on the last day of the CFC's taxable year, must include in its gross income for United States federal income tax purposes, inter alia, its pro rata share of the CFC's "subpart F income," whether or not such income has been distributed to such person. A "United States shareholder" for this purpose is a "U.S. person" (i.e., a U.S. citizen or resident, a domestic corporation or partnership and certain estates and trusts) who owns, directly or indirectly through foreign persons, or is considered to own (by application of the constructive ownership rules set forth in the U.S. Internal Revenue Code of 1986, as amended), 10% or more of the total combined voting power of all classes of stock of the foreign corporation. A foreign corporation is treated as a CFC with respect to its insurance income (which is one type of subpart F income) if its United States shareholders collectively own more than 25% of the total combined voting power or total value of its stock. (With respect to other types of subpart F income, United States shareholders must own more than 50% of the total combined voting power or total value of the foreign corporation to be a CFC.)

     The Bye-laws of the Company provide that the Company will not issue any Common Shares if such issuance would result in any person other than St. Paul and RenaissanceRe becoming a United States shareholder, or if such issuance would result in St. Paul or RenaissanceRe becoming a holder of 25% or more of the voting power or value of all classes of shares of the Company. The Bye-laws also include a diluted voting provision whereby if any shareholder would be a United States shareholder absent this diluted voting provision, the vote of such shareholder will be limited to 9.9% of such voting power and the votes of the other shareholders will be correspondingly increased (but not above 9.9%). Since no single shareholder, not even St. Paul, is permitted to hold 10% or more of the voting power of the Company, there are no United States shareholders of the Company, and the Company will not be a CFC, for purposes of these rules.

     For purposes of these rules, a proportionate amount of the shares of the Non-U.S. Subsidiaries will be treated as owned by any U.S. person that is a corporation and that owns 10% or more of the value of the Common Shares of the Company. Where this provision applies, however, there is no authority for determining whether the shares of the Non-U.S. Subsidiaries attributed to the U.S. person are deemed to carry a proportionate share of the vote attached to those shares or the diluted vote (where applicable) that attaches to the Company's Common Shares. The Directed Voting Provision was intended to strengthen the argument that the diluted vote also applies to the shares of the Non-U.S. Subsidiaries that are deemed to be owned by U.S. persons, although this provision has not been tested in the courts and could be challenged by the Internal Revenue Service and found to be ineffective.

     To the Company's knowledge, St. Paul is the only U.S. person that owns 10% or more of the value of the Company's Common Shares and thus deemed to own 10% or more of the value of the shares of the Non-U.S. Subsidiaries. (RenaissanceRe, which owns 10% or more of the value of the Company's Common Shares, is organized under the laws of Bermuda, and thus is not a U.S. person.) We believe that the restrictions on issuance of Common Shares, the limitations on concentration of voting power of our Common Shares, and the wide dispersion of our share ownership among holders other than St. Paul provide more than adequate protection against the risks that the Company's shareholders will be required to include in their gross income for United States federal income tax purposes their pro rata share of any Non-U.S. Subsidiaries' subpart F income.

     Over the last year, the Directed Voting Provision has proven to be administratively burdensome. It has become apparent that the benefit of the modest additional protection from adverse tax consequences afforded by the Directed Voting Provision is outweighed by cumbersome additions to the Company's voting process. The Board of Directors believes that the removal of the Directed Voting Provision is in the best interest of the Company and its shareholders because it does not provide an important independent benefit and its removal will substantially simplify shareholder voting procedures. The Board of Directors believes that it is in the best interest of the Company and its shareholders to return to more customary shareholder voting procedures on the subsidiary level. If the Amendment is adopted, the shareholders of the Company will continue to have all of the voting rights accorded to shareholders of a Bermuda company listed on the NYSE.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE BYE-LAWS OF THE COMPANY TO REMOVE SECTION 44(2).

            PROPOSAL 5 -- APPROVAL OF THE 2002 SHARE INCENTIVE PLAN

     The Board of Directors recommends that the shareholders of the Company approve the Company's 2002 Share Incentive Plan (the "Plan"). The Plan provides for the award, to employees, officers, directors, agents, consultants or advisors of the Company, of share options, share appreciation rights, share units and restricted shares. The Plan was originally adopted in connection with the Public Offering and has been in effect since such time. The Plan was amended by the Company's Board of Directors in certain respects in March 2004.

     The Plan must be approved by the shareholders so that awards of share options and stock appreciation rights will continue to qualify as exempt performance-based compensation under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), which applies to awards made to the Company's executive officers whose compensation is otherwise tax deductible for U.S. federal income tax purposes. Under the Section 162(m) regulations, such awards have previously been exempt under Section 162(m) due to a special transition rule that applied in connection with the Company's initial public offering. This transition rule expires on the date of the Annual Meeting. Approval of the Plan by shareholders at the Annual Meeting will allow such awards to continue to be exempt for the remainder of the Plan's 10-year term. At the 2003 Annual General Meeting of Shareholders, shareholders separately approved the Company's "Section 162(m) Performance Incentive Plan," which allows other types of incentive compensation (including share units and restricted shares under the Plan) to be exempt from the deduction limitations of Section 162(m).

     The following is a summary of the material terms of the Plan. This description is qualified by reference to the full text of the Plan, which is attached hereto as Annex B.

DESCRIPTION OF THE PLAN

     Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company's operations is largely dependent. The Plan is also intended to further align the interests of employees, officers, directors, agents, consultants and advisors of the Company with those of the shareholders by promoting the ownership of Common Shares by these individuals.

     Reservation of Shares. A total of 6,000,000 Common Shares are reserved for issuance under the Plan, which will be made available from authorized but unissued Common Shares or from reacquired Common Shares. If any Common Shares that are the subject of an award are not issued and cease to be issuable for any reason, these Common Shares will no longer be charged against the maximum share limitations and may again be made subject to awards. In addition, the number of Common Shares exchanged by a participant as payment to the Company of the exercise price or tax withholding upon exercise of an option will be added to the share reserve. The maximum number of Common Shares that may be made the subject of restricted share awards under the Plan is limited to 1,000,000 Common Shares. In the event of recapitalizations, reclassifications or other specified events affecting the Company or the Common Shares, appropriate and equitable adjustments may be made to the number and kind of Common Shares available for grant, as well as to other maximum limitations, under the Plan, and the number and kind of Common Shares or other rights and prices under outstanding awards.

     Administration. The Plan is administered by the Compensation Committee of the Board of Directors of the Company. The Compensation Committee shall, to the extent deemed necessary or advisable by the Board, be constituted so as to comply with the "non-employee director" requirements of Rule 16b-3 of the Exchange Act, the "outside director" requirements of Section 162(m) of the Internal Revenue Code, and the "independent director" requirements of the NYSE listing standards. Subject to the limitations set forth in the Plan, the Compensation Committee has the authority to determine the persons to whom awards are granted, the types of awards to be granted, the time at which awards will be granted, the number of Common Shares, units or other rights subject to each award, the exercise, base or purchase price of an award, the time or times at which the award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an award, and the duration of the award. The Compensation Committee has the right, from time to time, to delegate to one or more executive officers of the Company the authority of the Compensation Committee to grant and determine the terms and conditions of awards, subject to certain limitations. Pursuant to this right, the Compensation Committee has delegated the authority to the Chief Executive Officer of the Company to grant options to employees or prospective employees of the Company with the rank of Vice President or below in limited amounts.

     Eligibility. Awards under the Plan may be granted to any employee, officer, director, agent, consultant or advisor of the Company or any of its subsidiaries. Recipients of awards will be selected from time to time by the Compensation Committee in its sole discretion.

     Share Options. Share options granted under the Plan may be issued as either incentive options (within the meaning of Section 422 of the Code), or as non-qualified options. The exercise price of an option will be determined by the Compensation Committee, provided that the exercise price per share will not be less than the fair market value of a Common Share on the date of the grant of the option. The Compensation Committee will determine the vesting requirements and the term of exercise of each option, including the effect of termination of employment or service of a participant. The maximum term of a share option will be ten years from the date of grant. To exercise an option, the participant must pay the exercise price, subject to specified conditions, in cash or in Common Shares that have been held for at least six months, through a broker-assisted "cashless exercise," by combination of any of the above methods or by such other method approved by the Compensation Committee, and must pay any required tax withholding amounts. Under the Code, the maximum value of Common Shares (determined at the time of grant) that may be subject to incentive options that become exercisable by an employee in any one year is limited to $100,000. The maximum number of Common Shares that may be covered under options granted under the Plan to any individual in any calendar year is 1,000,000 Common Shares.

     Share Appreciation Rights. A share appreciation right may be granted either in tandem with an option or without a related option. A share appreciation right entitles the participant, upon exercise, to receive a payment based on the excess of the fair market value of a Common Share on the date of exercise over the base price of the right (which may not be less than the fair market value of a Common Share on the date of grant), multiplied by the number of Common Shares as to which the right is being exercised. The maximum term of a share appreciation right will be ten years from the date of grant. No more than 1,000,000 Common Shares may be subject to share appreciation rights granted under the Plan to any one participant during any calendar year. Share appreciation rights may be payable in cash or in Common Shares or in a combination of both. Share appreciation rights may also be granted together with related dividend equivalent rights.

     Share Units. An award of share units gives the participant the right to receive a payment based on the value of a Common Share. Share units may be subject to vesting requirements, restrictions and conditions to payment as the Compensation Committee determines are appropriate. Such vesting requirements may be based on the continued employment of the participant for a specified time period or on the attainment of specified business performance goals established by the Compensation Committee. Share units may also be granted on a fully vested basis, but with a deferred payment date as determined by the Compensation Committee in its discretion. Share unit awards are payable in cash or in Common Shares or in a combination of both. Share units may also be granted together with related dividend equivalent rights. A participant granted an award of share units will have no rights as a shareholder with respect to Common Shares subject to the award until such time as Common Shares are delivered to the participant.

     Restricted Share Awards. A restricted share award represents Common Shares that are issued subject to restrictions on transfer and vesting requirements as determined by the Compensation Committee. Vesting requirements may be based on the continued employment of the participant for specified time periods and on the attainment of specified business performance goals established by the Compensation Committee. Subject to the transfer restrictions and vesting requirements of the award, the participant will have the rights of a shareholder of the Company, including all voting and dividend rights, during the restriction period, unless the Compensation Committee determines otherwise at the time of the grant.

     Change In Control. The Compensation Committee may, in an award agreement, provide for the effect of a change in control on an award. These provisions may include the acceleration of vesting of an award, the elimination or modification of performance or other conditions, the extension of the time for exercise or realizing gain from an award, the acceleration of payment, cash settlement of an award or other adjustments that the Compensation Committee considers appropriate.

     Term; Amendment and Termination. The term of the Plan is ten years. The Board may terminate or amend the Plan at any time, subject to shareholder approval under certain circumstances provided in the Plan. However, no termination or amendment of the Plan will adversely affect the rights under any previously granted award.

     United Kingdom Sub-Plan. In connection with the 2002 Share Incentive Plan, the Company has also implemented a United Kingdom ("UK") Sub-Plan that operates under the general terms of the 2002 Share Incentive Plan. The purpose of the UK Sub-Plan is to enable tax advantaged share options to purchase Common Shares to be granted to employees of Platinum UK. The UK Sub-Plan was approved by the UK Inland Revenue. Under the UK Sub-Plan, both UK employees and Platinum UK can benefit from favorable tax treatment on grants of share options made pursuant to the 2002 Share Incentive Plan.

     The terms of the UK Sub-Plan essentially mirror the terms of the 2002 Share Incentive Plan and have been modified only to the extent necessary to satisfy the applicable UK tax legislation. In general, the substantive modifications under the UK Sub-Plan are as follows: (i) the UK Sub-Plan does not provide for the granting of share appreciation rights, restricted stock awards or share unit awards; (ii) the aggregate fair market value of Common Shares that may be subject to outstanding share options granted to any eligible individual under the UK Sub-Plan (measured as at the relevant dates of grant) is limited to L30,000; (iii) no amendment to the UK Sub-Plan or the rules of the 2002 Share Incentive Plan which are incorporated within the UK Sub-Plan can take effect until approval by the UK Inland Revenue is obtained and (iv) share options granted under the UK Sub-Plan will become fully vested and immediately exercisable upon a participant's termination of employment as a result of death or disability.

PLAN BENEFITS

     During the fiscal year ended 2003, share options to purchase Common Shares were granted to the Company's named executive officers, as set forth in the table captioned "Option Grants During Fiscal 2003" above. Share options were granted during the year to Mr. Morrison to purchase 400,000 Common Shares at an exercise price of $26.00 per share. No other named executive officers of the Company received share options during 2003. In addition, share options were granted to all other employees of the Company as a group to purchase an aggregate of 215,000 Common Shares at an average weighted exercise price of $24.40 per share. The terms and number of options or other awards to be granted in the future under the Plan are to be determined based upon the discretion of the Compensation Committee. Since no such determinations have yet been made and since the actual value of future awards will be based upon the future performance of the Company, the benefits or amounts that will be received by or allocated to the Company's executive officers or other eligible employees cannot be determined at this time.

     As of April 1, 2004, the closing price on the NYSE of the Company's Common
Shares was $[     ] per share.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following summarizes the United States federal income tax consequences of awards under the Plan to participants who are subject to United States tax. The tax consequences of the Plan to the Company and participants in other jurisdictions is not summarized below.

     Share Options. An optionee will not generally recognize taxable income upon the grant of a nonqualified share option to purchase Common Shares. Upon exercise of the option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the Common Shares over the exercise price. The tax basis of the Common Shares in the hands of the optionee will equal the exercise price paid for the Common Shares plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the Common Shares for capital gains purposes will commence on the day the option is exercised. An optionee who sells any of the Common Shares will recognize capital gain or loss measured by the difference between the tax basis of the Common Shares and the amount realized on the sale. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

     An optionee will not generally recognize income upon the grant of an incentive share option to purchase Common Shares and will not generally recognize income upon exercise of the option, provided the optionee is an employee of the Company or a subsidiary at all times from the date of grant until three months prior to exercise. If an optionee who has exercised an incentive share option sells the Common Shares acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. An optionee who sells the Common Shares before the expiration of this holding period within two years will generally recognize ordinary income upon the sale, and the Company will be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

     Other Awards. The current United States federal income tax consequences of other awards authorized under the Plan are generally in accordance with the following: (i) share appreciation rights are generally subject to ordinary income tax at the time of exercise; (ii) restricted Common Shares are generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; and (iii) share units are generally subject to ordinary income tax at the time of payment. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

     Section 162(m). Compensation of persons who are "covered employees" of the Company and whose compensation is otherwise deductible in the United States is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as "performance-based compensation" are exempt from Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. If approved by the Company's shareholders, the Plan will enable the Compensation Committee to grant share options and share appreciation rights that will be exempt from the deduction limits of Section 162(m). Share units and restricted shares may be exempt under Section 162(m) when issued in combination with the Company's Section 162(m) Performance Incentive Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE 2002 SHARE INCENTIVE PLAN.

        PROPOSAL 6 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee, the Board of Directors has selected KPMG LLP, independent certified public accountants, to serve as the Company's independent auditors and KPMG (Bermuda), independent certified public accountants, to serve as Platinum Bermuda's independent auditors for the 2004 fiscal year. KPMG LLP and KPMG (Bermuda) are referred to collectively in this proposal as "KPMG." A proposal will be submitted to shareholders at the Annual Meeting for ratification of such selection as required by Bermuda law. A representative of KPMG is expected to attend the Annual Meeting and will have an opportunity to make a statement and respond to questions.

     The following table summarizes the aggregate fees billed by KPMG for services rendered for the years ended December 31, 2003 and December 31, 2002:

                                                                 2003        2002
                                                              ----------   --------
Audit fees(1)...............................................  $  923,890   $589,315
Audit-related fees(2).......................................       7,089     58,500
Tax fees(3).................................................     151,652     30,000
All other fees(4)...........................................      48,709          0
                                                              ----------   --------
Total.......................................................  $1,131,340   $677,815

---------------

(1) The amount shown for "Audit fees" for 2003 represents fees for professional services rendered by KPMG for (a) the audit of the Company's annual financial statements for 2003, (b) the review of the Company's financial statements included in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, (c) statutory audits for the Company's insurance subsidiaries and (d) assistance with the review of documents filed with the SEC. The amount shown for "Audit fees" for 2002 represents fees for professional services rendered by KPMG for (a) the audit of the Company's annual financial statements for 2002, (b) the review of the Company's financial statements included in its Quarterly Report on Form 10-Q for the period ended September 30, 2002, (c) statutory audits for the Company's insurance subsidiaries and (d) assistance with the review of documents filed with the SEC (including comfort letters and consents).

(2) The amount shown for "Audit-related fees" for 2003 represents audit-related fees for assistance with United Kingdom statutory accounting matters. The amount shown for "Audit-related fees" for 2002 represents audit-related fees for professional services rendered by KPMG for services in connection with the Public Offering.

(3) The amount shown for "Tax fees" for 2003 represents fees for tax compliance matters in the United States and the United Kingdom. The amount shown for "Tax fees" for 2002 primarily represents fees for tax advice regarding the formation of the Company.

(4) The amount shown for "All other fees" for 2003 represents fees for administrative services relating to obtaining work permits and due diligence and accounting consultation provided by KPMG Bermuda in connection with a strategic investment. KPMG did not perform any other services during the Company's 2002 fiscal year.

     The Audit Committee is primarily responsible for managing the Company's relationship with its independent auditors. Subject to ratification by the shareholders of the Company as required by Bermuda law, the Audit Committee has the sole authority to approve the engagement, determine the compensation and oversee the performance of the Company's independent auditors. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG. It is the Company's policy that all audit services and all permitted non-audit services to be provided to the Company by the independent auditors are approved in advance by the Audit Committee (or by one or more of its members if duly authorized by the Audit Committee). The Audit Committee pre-approved all audit, tax and other services provided by KPMG in 2003.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE
                       SELECTION OF INDEPENDENT AUDITORS.

                             ADDITIONAL INFORMATION

OTHER ACTION AT THE ANNUAL MEETING

     As of the date of this statement, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than that referred to above. As to other business, if any, that may come before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the discretion of the person or persons voting the proxies.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL GENERAL MEETING OF SHAREHOLDERS

     In accordance with Rule 14a-8 of the Exchange Act, any shareholder who wishes to present a proposal at the 2005 Annual General Meeting of Shareholders and to include the proposal in next year's proxy statement must deliver the proposal to the Company's principal executive offices no later than the close of business on December 5, 2004. Proposals should be addressed to the Secretary, Platinum Underwriters Holdings, Ltd., The Belvedere Building, 69 Pitts Bay Road, Pembroke HM 08 Bermuda.

     Pursuant to Rule 14a-4(c)(1) of the Exchange Act, if a shareholder who intends to present a proposal at the 2005 Annual General Meeting of Shareholders does not notify the Company of such a proposal on or before February 20, 2005, then proxies received by the Company for that meeting will be voted by the persons named as such proxies in their discretion with respect to such proposals. Notices of such proposals are to be sent to the above address.

                                          By order of the Board of Directors,

                                                  Michael E. Lombardozzi
                                            Executive Vice President, General
                                                         Counsel
                                                      and Secretary

Pembroke, Bermuda
April [  ], 2004

                                                                         ANNEX A
                                                                   AS ADOPTED ON
                                                                  MARCH 12, 2004

                                    CHARTER
                                     OF THE
                                AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                      PLATINUM UNDERWRITERS HOLDINGS, LTD.

I.  PURPOSE

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Platinum Underwriters Holdings, Ltd. (the "Company") shall assist the Board in its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the performance, qualifications and independence of the Company's independent auditors, and the performance of the Company's internal audit function. The Committee shall also prepare a report as required by the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

II.  ORGANIZATION

     A. The Committee shall be composed of three or more directors appointed by the Board. The Board must determine that each member of the Committee satisfies the requirements governing independence of audit committee members established by the New York Stock Exchange and the SEC (including those issued pursuant to Rule 10A-3 of the Securities Exchange Act of 1934), and the requirements of all other applicable laws and regulations as they exist from time to time. The Board shall designate one of the members as Chairman.

     B. Each member of the Committee shall be financially literate, and at least one member shall have accounting or related financial management expertise, as such qualifications are determined by the Board in its business judgment.

     C. No Committee member shall serve on the audit committees of more than two other public companies at the same time as he or she serves on the Committee, unless the Board specifically determines that it would not impair the ability of the Committee member to serve effectively on the Committee.

     D. Each Committee member shall serve until a successor to such member is duly elected and qualified or until such member's resignation or removal from the Board or the Committee. The Board may, pursuant to the Company's Bye-laws, remove a member of the Committee, or replace the Chairman, provided that the Board must, at all times, assure that the Committee will have a Chairman and sufficient members to satisfy the requirements set forth above relating to the number and qualifications of Committee members.

     E. The Committee shall have the authority to delegate its responsibilities to a subcommittee of its members.

     F. The Chairman of the Committee or any two members of the Committee may, and the Secretary on the requisition of the Chairman or any two members shall, at any time summon a meeting of the Committee by giving at least two (2) business days' notice to each member of the Committee, unless such member consents to shorter notice.

     G. Notice of a meeting of the Committee need not specify the nature of the business to be considered at such meeting and shall be deemed to be duly given to a member of the Committee if it is given to such member in person or otherwise communicated or sent to such member by registered mail, courier service, telecopier, facsimile, e-mail or other mode of representing words in a legible and non-transitory form at such member's last known address or any other address given by such member to the Company for this purpose. If such notice is sent by next-day courier service, telecopier, facsimile or e-mail, it shall be deemed to have been given the business day following the sending thereof and, if by registered mail, five (5) business days following the sending thereof.

     H. Meetings of the Committee may be held within or outside of Bermuda, except not in the United States or the United Kingdom.

     I. The quorum necessary for the transaction of business at a meeting of the Committee shall be a majority of the members of the Committee then in office, present in person or represented.

     J. Members of the Committee may participate in any meeting of the Committee by means of such telephone, electronic or other communication facilities from anywhere in the world except the United States and the United Kingdom as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

     K.  Each member of the Committee shall have one (1) vote.

     L. A resolution put to a vote at a duly constituted meeting of the Committee at which a quorum is present and acting throughout shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes, the resolution shall fail.

     M. A resolution in writing signed by all of the members of the Committee, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Committee duly called and constituted, such resolution to be effective on the date on which the last member signs and delivers such resolution to the Company at its address, provided that none of the members signs in the United States or the United Kingdom.

III.  RESPONSIBILITY AND AUTHORITY

     A. The Committee shall be directly responsible for the appointment (subject to ratification by the shareholders of the Company as required by Bermuda law), compensation, retention, termination, evaluation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditors must report directly to the Committee. The Committee shall approve (or delegate to one of its members the authority to approve) in advance all audit services (which shall include a review of the audit plan) and all permitted non-audit services to be provided to the Company by the independent auditors. The independent auditors shall not provide any non-audit services to the Company that are prohibited under Section 10A(g) of the Securities Exchange Act of 1934, including bookkeeping or other services related to accounting records or financial statements; financial information systems design and implementation; appraisal or valuation services; fairness opinions; actuarial services; internal audit outsourcing services; management functions or human resources; broker or dealer, investment adviser or investment banking services; and legal services and expert services unrelated to the audit.

     B. The Committee shall annually request from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1 and such other requirements as may be established from time to time, discuss with the independent auditors any such relationships and their impact on the independent auditors' independence, and take appropriate action regarding the independence of the independent auditors, including monitoring the rotation of the lead audit partner and review partner of the independent auditors and establishing a policy for hiring employees and former employees of the independent auditors. This policy shall provide that no former employee of the independent auditors may become the chief executive officer, controller, chief financial officer or chief accounting officer (or serve in a similar capacity) for the Company if such person participated in any capacity in the audit of the Company within the one-year period preceding the date of initiation of the audit.

     C. The Committee shall, at least annually, obtain and review a report by the independent auditors describing: the independent auditors' internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditors; any steps taken to deal with any such issues; and (to assess the independent auditor's independence) all relationships between the independent auditors and the Company. After reviewing such report, the Committee shall evaluate the qualifications, performance and independence of the independent auditors and the lead partner of such independent auditors, taking into account the opinions of management and internal auditors and considering whether there should be a regular rotation of the independent auditors. The Committee shall present its conclusions with respect to the independent auditors to the Board.

     D. The Committee shall annually request from the independent auditors a report regarding, and shall periodically discuss with management and the independent auditors, the quality and adequacy of the Company's internal audit function, internal controls and internal auditing procedures, including (i) any significant deficiencies in the design or operation of those controls which could adversely affect the Company's ability to record, process, summarize and report financial data and any material weaknesses in internal controls, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls, and shall discuss with the independent auditors how the Company's financial systems and controls compare with industry practices.

     E. The Committee shall periodically review with management and the independent auditors the quality, as well as the acceptability, of the Company's accounting policies, including the Company's critical accounting policies and practices and the estimates and assumptions used by management in the preparation of the Company's financial statements, and shall discuss with the independent auditors how the Company's accounting policies compare with those in the industry and alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of use of such alternative treatments and the treatment preferred by the independent auditors. The Committee shall review with the independent auditors any audit problems or difficulties and management's response.

     F. The Committee shall oversee the compensation, activities, termination, evaluation and performance of the internal audit function. The internal audit function shall report directly to the Committee.

     G. The Committee shall meet at least annually in separate executive sessions with representatives of management, the internal audit function and the independent auditors to discuss any matters that the Committee or any of these groups believe should be discussed privately. The Committee may meet in its discretion without representatives of management, the internal audit function or the independent auditors.

     H. The Committee shall review with the independent auditors all material communications between the independent auditors and management, such as any management letters or schedules of unadjusted differences, and shall periodically discuss with the independent auditors whether all material correcting adjustments identified by the independent auditors in accordance with generally accepted accounting principles and the rules of the Securities and Exchange Commission are reflected in the Company's financial statements.

     I. The Committee shall review with management and the independent auditors any material financial or other arrangements of the Company which do not appear on the Company's financial statements and any transactions or courses of dealing with third parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company's financial statements.

     J. The Committee shall discuss with management the Company's guidelines and policies with respect to corporate risk assessment and corporate risk management, including discussion of the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     K. The Committee shall review with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors or the performance of the internal audit function.

     L. The Committee shall review with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K and the Annual Report to Shareholders, including management's discussion and analysis of financial condition and results of operations, and shall review and discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication With Audit Committees," as amended by Statement on Auditing Standards No. 90, "Audit Committee Communications" ("SAS No. 61").

     M. The Committee shall recommend to the Board whether, based on the reviews and discussions referred to above, the audited financial statements should be included in the Company's Annual Report on Form 10-K and the Annual Report to Shareholders.

     N. The Committee shall review with management and the independent auditors the interim financial statements to be included in the Company's Quarterly Reports on Form 10-Q, including management's discussion and analysis of financial condition and results of operations.

     O. The Committee (or Committee Chairman) shall discuss with management each of the Company's earnings press releases and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally, consisting of discussing the types of information to be disclosed and the types of presentations to be made.

     P. The Committee shall prepare an annual report as required by the SEC for inclusion in the Company's proxy statement.

     Q. The Committee shall approve a code of ethics, as required by rules of the Securities and Exchange Commission, for senior financial officers and such other employees and agents of the Company as it determines.

     R. The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     S. The Committee may (in its discretion) and shall (if so directed by the Board) review such other aspects of the affairs of the Company and its subsidiaries as it or the Board deems appropriate, and may make reports and recommendations to the Board with respect thereto.

     T.  The Committee shall report to the Board on a regular basis.

     U. The Committee shall have the right as it deems appropriate to retain its own legal and other advisers to assist in the discharge of its duties. The Committee shall have sole authority to retain, evaluate and replace such advisers, including sole authority to approve fees and other retention terms.

     V. The Committee shall annually review and evaluate its performance and assess the adequacy of this Charter, and shall report the results thereof to the Board.

     W. The Committee shall cause minutes to be made of all meetings and of the attendance thereat and shall cause such minutes and resolutions adopted by unanimous written consent to be included in the Company's minute book.

IV.  LIMITS ON RESPONSIBILITY

     As the role of the Board and the Committee is one of oversight, it is recognized that the Company's management is responsible for preparing the Company's financial statements and the Company's independent auditors are responsible for auditing those financial statements. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to plan or conduct audits. These are responsibilities of the Company's management and independent auditors.

                                                                         ANNEX B

                      PLATINUM UNDERWRITERS HOLDINGS, LTD.

                           2002 SHARE INCENTIVE PLAN

1.  PURPOSE OF THE PLAN

     The purpose of this Platinum 2002 Share Incentive Plan is to advance the interests of the Company and its shareholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company's operations is largely dependent. The Plan is also intended to further align the interests of employees, officers and directors with those of the shareholders by promoting the ownership of Common Shares by these individuals. The Plan, as amended and restated herein, shall become effective following the approval of the Company's shareholders at its 2004 annual meeting of shareholders.

2.  DEFINITIONS

     Wherever the following capitalized terms are used in this Plan, they shall have the meanings specified below:

          (a) "Award" means an award of an Option, Share Appreciation Right, Restricted Share Award or Share Unit Award granted under the Plan.

          (b) "Award Agreement" means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Change in Control" shall have the meaning specified in Section 10 hereof.

          (e) "Code" means the Internal Revenue Code of 1986, as amended.

          (f) "Committee" means the Compensation Committee of the Board or any other committee of the Board appointed by the Board to administer the Plan from time to time.

          (g) "Common Shares" means the common shares of the Company, par value $0.01 per share.

          (h) "Company" means Platinum Underwriters Holdings, Ltd., a Bermuda corporation.

          (i) "Date of Grant" means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of the Award.

          (j) "Dividend Equivalent Right" means the right of a Participant to receive cash payments or Common Shares, as determined by the Committee, with respect to dividends declared on a specified number of Common Shares during the term of a Share Appreciation Right or a Share Unit Award.

          (k) "Effective Date" means the Effective Date of this Plan, as described in Section 0 hereof.

          (l) "Eligible Person" means any person who is an employee, officer, director, agent, consultant or advisor of the Company or any Subsidiary, as determined by the Committee, or any person who is determined by the Committee to be a prospective employee, officer, director, insurance agent, consultant or advisor of the Company or any Subsidiary.

          (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (n) "Fair Market Value" of Common Shares as of a given date means the closing sales price of Common Shares on the New York Stock Exchange or other exchange or securities market as reflected on the composite index on the trading day immediately preceding the date as of which Fair Market Value is to be determined, or in the absence of any reported sales of Common Shares on such date, on the first preceding date on which any such sale shall have been reported. If the Common

     Shares are not listed on the New York Stock Exchange or other exchange or securities market on the date as of which Fair Market Value is to be determined, the Board shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

          (o) "Incentive Option" means an Award under Section 0 hereof to purchase Common Shares that is intended to qualify as an "incentive stock option" under Section 422 of the Code and the Treasury Regulations thereunder.

          (p) "Nonqualified Option" means an Award under Section 0 hereof to purchase Common Shares that is not an Incentive Option.

          (q) "Option" means an Incentive Option or a Nonqualified Option granted under Section 0 hereof.

          (r) "Participant" means any Eligible Person who holds an outstanding Award under the Plan.

          (s) "Plan" means this Platinum Underwriters Holdings, Ltd. 2002 Share Incentive Plan as set forth herein, as amended and restated herein, and as it may be amended from time to time.

          (t) "Restricted Share Award" means an Award under Section 0 hereof entitling a Participant to Common Shares that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

          (u) "Share Appreciation Right" or "SAR" means an Award under Section 0 hereof entitling a Participant to receive an amount, representing the difference between the base price per share of the right and the Fair Market Value of a Common Share on the date of exercise.

          (v) "Share Unit Award" means an Award under Section 0 hereof entitling a Participant to a payment at the end of a vesting period of a unit value based on the Fair Market Value of a Common Share.

          (w) "Subsidiary" means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company, or any other affiliate of the Company that is so designated, from time to time, by the Committee; provided, however, that with respect to Incentive Options, the term "Subsidiary" shall include only an entity that qualifies under Section 424(f) of the Code as a "subsidiary corporation" with respect to the Company.

3.  COMMON SHARES SUBJECT TO THE PLAN

     3.1 Number of Shares. Subject to the following provisions of this Section 0, the aggregate number of Common Shares that may be issued pursuant to all Awards under the Plan is 6,000,000 Common Shares. The Common Shares to be delivered under the Plan will be made available from authorized but unissued Common Shares or from reacquired shares. To the extent that any Award payable in Common Shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the Common Shares covered thereby will no longer be charged against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. In addition, any Common Shares exchanged by an Optionee as full or partial payment to the Company of the exercise price or tax withholding upon exercise of an Option shall be added to the number of Common Shares available for issuance under the Plan from time to time. The number of Common Shares that may be issued and sold under Incentive Options shall be limited to 6,000,000 shares, without giving effect to the immediately preceding sentence.

     3.2 Adjustments. If there shall occur any recapitalization, reclassification, share dividend, share split, reverse share split, or other distribution with respect to the Common Shares, or other change in corporate structure affecting the Common Shares, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 0 hereof, (ii) the maximum number and kind of shares set forth in Sections 0, 0 and 0 hereof, (iii) the number and kind of shares of Common Shares, share units, or other rights subject to then outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards, or (v) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, in the case of Incentive Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code. In the event of any merger, consolidation, reorganization, amalgamation or similar corporate event in which Common Shares are to be exchanged for payment of cash (the "Cash Consideration"), the Committee may, in its discretion, (i) make equitable adjustments as provided above, or (ii) cancel any outstanding Award in exchange for payment in cash, if any, equal to the excess of the Cash Consideration for the shares underlying such Award over the exercise, base or purchase price for such shares.

4.  ADMINISTRATION OF THE PLAN

     4.1 Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board. Solely to the extent deemed necessary or advisable by the Board, each Committee member shall satisfy the requirements for (i) an "independent director" under rules adopted by the New York Stock Exchange, (ii) a "nonemployee director" for purposes of such Rule 16b-3 under the Exchange Act, and (iii) an "outside director" under Section 162(m) of the Code. The Board shall also have the authority to exercise the powers and duties of the Committee under the Plan. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

     4.2 Discretionary Authority. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

     4.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards awarded under the Plan, subject to such limitations as the Committee shall determine; provided, however, that no such authority may be delegated with respect to Awards awarded to any member of the Board or any Participant who the Committee determines may be covered by Rule 16b under the Exchange Act or
Section 162(m) of the Code.

     4.4 Grants to Nonemployee Directors. Awards to nonemployee directors under the Plan shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

5.  ELIGIBILITY AND AWARDS

     All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan. Each Award will be evidenced by an Award Agreement as described in Section 0 hereof.

6.  SHARE OPTIONS

     6.1 Grant of Option. An Option may be granted to any Eligible Person selected by the Committee. Subject to the applicable provisions of Section 422 of the Code, each Option shall be designated, in the discretion of the Committee, as an Incentive Option or a Nonqualified Option. The maximum number of Common Shares that may be granted under Options to any Participant during any calendar year shall be limited to 1,000,000 shares (subject to adjustment as provided in Section 0 hereof).

     6.2 Exercise Price. The exercise price under any Option shall be determined by the Committee; provided, however, that the exercise price per share under an Option shall not be less than 100 percent of the Fair Market Value per share of the Common Shares on the Date of Grant.

     6.3 Vesting; Term of Option. The Committee, in its sole discretion, shall prescribe the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and exercisable, and may accelerate the exercisability of any Option at any time. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award, subject to such limitations as may apply under an Award relating to the termination of a Participant's employment or other service with the Company or any Subsidiary or any other cancellation of an Option in accordance with this Plan or an Award Agreement.

     6.4 Option Exercise; Withholding. Subject to such terms and conditions as shall be specified in an Award, an Option may be exercised in whole or in part at any time during the term thereof by written notice to the Company, together with payment of the aggregate exercise price therefor. Payment of the exercise price shall be made, at the discretion of the Committee as specified in the Award Agreement, by (i) payment in cash or cash equivalent acceptable to the Committee, (ii) payment in Common Shares that have been held by the Participant for at least six months (or such other period as the Committee may deem appropriate for purposes of applicable accounting rules), valued at the Fair Market Value of such shares on the date of exercise, (iii) a broker-assisted "cashless exercise," (iv) a combination of the methods described above, or (v) such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price of the Options as may be approved by the Committee.

     6.5 Limited Transferability of Nonqualified Options. All Options shall be nontransferable except (i) upon the Participant's death, by the Participant's will or the laws of descent and distribution or (ii) in the case Nonqualified Options only, on a case-by-case basis as may be approved by the Committee in its discretion, in accordance with the terms provided below. An award for a Nonqualified Option may provide that the Participant shall be permitted to, during his or her lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of the Option to the Participant's family member (as defined in the Award Agreement in a manner consistent with the requirements for the Form S-8 registration statement, if applicable). The transfer of a Nonqualified Option may be subject to such other terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.

     6.6  Additional Rules for Incentive Options.

     (a) Eligibility. An Incentive Option may only be granted to an Eligible Person who is considered an employee of the Company or any Subsidiary for purposes of Treasury Regulations sec.1.421-7(h).

     (b) Annual Limits. No Incentive Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the share with respect to which

Incentive Options are exercisable for the first time in any calendar year under the Plan and any other share option plans of the Company, any Subsidiary, or any parent Company, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Options into account in the order in which granted.

     (c) Termination of Employment. An Award of an Incentive Option may provide that such Option may be exercised not later than 3 months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one year following death and disability, as and to the extent determined by the Committee to be consistent with the requirements of Section 422 of the Code and Treasury Regulations thereunder.

     (d) Other Terms and Conditions; Nontransferability. Any Incentive Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Option to qualify as an incentive stock option under Section 422 of the Code. Such terms shall include, if applicable, limitations on Incentive Options granted to ten-percent owners of the Company. An Award Agreement for an Incentive Option may provide that such Option shall be treated as a Nonqualified Option to the extent that certain requirements applicable to incentive options under the Code shall not be satisfied. An Incentive Option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

     (e) Disqualifying Dispositions. If Common Shares acquired by exercise of an Incentive Option are disposed of within two years following the Date of Grant or one year following the issuance of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

7.  SHARE APPRECIATION RIGHTS

     7.1 Grant of SARs. A Share Appreciation Right granted to a Participant is an Award in the form of a right to receive, upon surrender of the right but without other payment, an amount based on appreciation in the Fair Market Value of Common Shares over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee. The maximum number of shares of Common Shares that may be subject to SARs granted to any Participant during any calendar year shall be limited to 1,000,000 shares (subject to adjustment as provided in Section 0 hereof). An SAR may be granted, at the discretion of the Committee, together with a Dividend Equivalent Right with respect to the same number of Common Shares.

     7.2 Freestanding SARs. A Share Appreciation Right may be granted without any related Option, and in such case, will be exercisable as determined by the Committee, but in no event after 10 years from the Date of Grant. The base price of an SAR granted without any related Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such freestanding SAR shall not be less than 100 percent of the Fair Market Value of the Common Shares on the Date of Grant.

     7.3 Tandem SARs. A Share Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. An SAR granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed as described in Section 0 hereof. Such Option will, to the extent and when surrendered, cease to be exercisable. An SAR granted in connection with an Option hereunder will have a base price per share equal to the per share exercise price of the Option, will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and will expire no later than the related Option expires.

     7.4 Payment of SARs. An SAR will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying: (i) the excess of the Fair Market Value of a the Common Shares on the date of exercise of the SAR over the base price of such SAR, by (ii) the number of shares as to which such SAR is exercised. Payment of the amount determined under the foregoing may be made, in the discretion of the Committee, in cash, in Common Shares valued at their Fair Market Value on the date of exercise, or in a combination of cash and Common Shares.

8.  RESTRICTED SHARE AWARDS

     8.1 Grant of Restricted Share Awards. A Restricted Share Award to a Participant represents Common Shares that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with any Restricted Share Award, require the payment of a specified purchase price. The maximum number of Common Shares that may be subject to Restricted Share Awards granted to all Participants during the term of the Plan shall be limited to 1,000,000 shares (subject to adjustment as provided in Section 0 hereof).

     8.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Share Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Such vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period or periods, and may also be based on the attainment of specified business goals or measures established by the Committee in its sole discretion.

     8.3 Restrictions. Shares granted under any Restricted Share Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing the shares granted or sold under a Restricted Share Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Share Award being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing the shares granted under a Restricted Share Award bear a legend making appropriate reference to the restrictions imposed.

     8.4  Rights as Shareholder.  Subject to the foregoing provisions of this
Section 0 and the applicable Award Agreement, the Participant will have all rights of a shareholder with respect to the shares granted to him under a Restricted Share Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Share Award is granted.

     8.5 Section 83(b) Election. The Committee may provide in an Award Agreement that the Restricted Share Award is conditioned upon the Participant's refraining from making an election with respect to the Award under Section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Share Award, the Participant shall be required to promptly file a copy of such election with the Company.

9.  SHARE UNIT AWARDS

     9.1 Grant of Share Unit Awards. A Share Unit Award is an Award to a Participant of a number of hypothetical share units with respect to Common Shares, with an initial value based on the Fair Market Value of the Common Shares on the Date of Grant. A Share Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Share Unit Award may be granted, at the discretion of the Committee, together with a Dividend Equivalent Right with respect to the same number of Common Shares.

     9.2 Vesting of Share Unit Awards. The Committee may determine and provide in the Award Agreement any installment or other vesting period of a Share Unit Award. Vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period or periods. Vesting requirements may also be based on the attainment of specified business goals or measures established by the Committee in its sole discretion. Share Units may also be granted on a fully vested basis, with a deferred payment date.

     9.3 Payment of Share Unit Awards. A Share Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of an Award. The payment with respect to each share unit under a Share Unit Award shall be determined by reference to the Fair Market Value of one Common Share on each applicable payment date. Payment may be made, at the discretion of the Committee, in cash or in Common Shares, or in a combination thereof, subject to applicable tax withholding.

     9.4 No Rights as Stockholder. The Participant shall not have any rights as a shareholder with respect to the Common Shares subject to a Share Unit Award until such time as any Common Shares are delivered to the Participant pursuant to the terms of the Award.

10.  CHANGE IN CONTROL

     10.1 Effect of Change in Control. The Committee may, in an Award Agreement, provide for the effect of a "Change in Control" of the Company (as defined below) on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination or modification of performance or other conditions related to the payment or other rights under an Award, (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. Unless otherwise provided by the Committee and set forth in the Award Agreement, upon a Change in Control, (i) each outstanding Option and Share Appreciation Right, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement,
(ii) any restricted period in effect shall automatically terminate as to all Common Shares awarded pursuant to a Restricted Share Award, and (iii) each outstanding Share Unit Award shall become immediately and fully vested and payable.

     10.2 Definition of Change in Control. For purposes hereof, a "Change in Control" of the Company shall mean:

          (i) an acquisition subsequent to the Effective Date hereof by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (A) the then outstanding Common Shares or
     (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company and
     (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary;

          (ii) during any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof;

          (iii) the consummation of a merger, consolidation, reorganization, amalgamation or similar corporate transaction which has been approved by the shareholders of the Company, whether or not the Company is the surviving Company in such transaction, other than a merger, consolidation, reorganization or amalgamation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, reorganization, amalgamation or similar corporate transaction;

          (iv) the approval by the shareholders of the Company of (A) the sale or other disposition of all or substantially all of the assets of the Company or (B) a complete liquidation or dissolution of the Company; or

          (v) adoption by the Board of a resolution to the effect that any person has acquired effective control of the business and affairs of the Company.

11.  AWARD AGREEMENTS

     11.1 Form of Agreement. Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of Common Shares, units or other rights (as applicable) subject to the Award, the exercise, base, or purchase price (if any) of the Award, the time or times at which an Award will become vested, exercisable or payable and the duration of the Award. The Award Agreement shall also set forth other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan. Award Agreements evidencing Incentive Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

     11.2 Forfeiture Events. The Committee may specify in an Award that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

12.  GENERAL PROVISIONS

     12.1  No Assignment or Transfer; Beneficiaries.  Except as provided in
Section 0 hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant, the Award shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified benefits under an Award following the Participant's death.

     12.2 Deferrals of Payment. Notwithstanding any other provisions of the Plan, the Committee may permit a Participant to defer the receipt of payment of cash or delivery of Common Shares that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

     12.3 Rights as Shareholder. A Participant shall have no rights as a holder of Common Shares with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 0 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for a Dividend Equivalent Right, or otherwise provides for dividend payments or similar economic benefits.

     12.4 Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by, or otherwise serves, the Company or any Subsidiary.

     12.5 Securities Laws. No Common Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Common Shares may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any Common Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

     12.6 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

     12.7 Unfunded Plan. The adoption of this Plan and any setting aside of cash amounts or Common Shares by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant's permitted transferees or estate shall have any interest in any assets of the Company by virtue of this Plan, except as a general unsecured creditor of the Company. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company's creditors, to discharge its obligations under the Plan.

     12.8 Section 162(m) Compliance. Awards of Options and Share Appreciation Rights under the Plan may be granted in a manner that complies with the requirements for "performance-based" compensation under Section 162(m) of the Code. Restrictive Share Awards and Share Unit Awards may be granted in compliance with such requirements by making such Awards jointly pursuant to the terms of this Plan and the Company's "Section 162(m) Performance Incentive Plan" (or any successor plan).

     12.9 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.

     12.10 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

     12.11 Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

     12.12 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

     12.13 Fractional Shares. No fractional shares shall be issued or delivered pursuant to this Pan or any Award. The Committee shall determine whether cash, Common Shares, Share Options or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     12.14 Other Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with or take advantage of tax, securities, regulatory or other laws of other jurisdictions with respect to Participants who are subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

     12.15 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of New York, without reference to the principles of conflicts of laws, and to applicable federal securities laws.

13.  EFFECTIVE DATE, TERMINATION AND AMENDMENT

     13.1 Effective Date; Shareholder Approval. The Plan, as amended and restated herein, shall become effective following its adoption by the Board upon the date of its approval by the Company's shareholders at the 2004 annual meeting of shareholders.

     13.2 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that the Board may seek the approval of any amendment or modification by the Company's shareholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the New York Stock Exchange or other exchange or securities market or for any other purpose. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

     13.3 Termination. The Plan shall terminate on the date immediately preceding the tenth anniversary of the date it become effective in accordance with Section 13.1 hereof. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

                                            PLATINUM UNDERWRITERS HOLDINGS, LTD.

                      PLATINUM UNDERWRITERS HOLDINGS, LTD.

                             THE BELVEDERE BUILDING
                               69 PITTS BAY ROAD
                                   2ND FLOOR
                             PEMBROKE HM 08 BERMUDA

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED FOR ITEMS 1 THROUGH 6 IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED.

     The undersigned hereby appoints STEVEN H. NEWMAN, GREGORY E.A. MORRISON and MICHAEL E. LOMBARDOZZI, jointly and severally, proxies, with the power of substitution and with the authority in each to act in the absence of the other, to vote all shares the undersigned is entitled to vote at the Annual General Meeting of Shareholders on May 6, 2004 or postponements or adjournments thereof on all matters that may properly come before the meeting, and particularly to vote as hereinafter indicated. The undersigned hereby acknowledges receipt of the Notice of Annual General Meeting of Shareholders and Proxy Statement dated April 7, 2004.

      IMPORTANT - This proxy must be signed and dated on the reverse side.


--------------------------------------------------------------------------------
    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)
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


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 THROUGH 6.                                               Please    [   ]
PLEASE MARK YOUR VOTE IN BOX IN THE FOLLOWING MANNER [X] USING DARK INK ONLY.                                   Mark Here
                                                                                                                for Address
                                                                                                                Change or
                                                                                                                Comments
                                                                                                                SEE REVERSE SIDE

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED,
THIS PROXY WILL BE VOTED "FOR" ITEMS 1 THROUGH 6.

1. To elect the following nominees to the Company's Board of Directors:
   01 H. Furlong Baldwin, 02 Jonathan F. Bank,                                        FOR ALL
   03 Dan R. Carmichael, 04 Neill A. Currie,                       FOR     WITHHOLD   EXCEPT
   05 Jay S. Fishman, 06 Gregory E. A. Morrison,
   07 Steven H. Newman, and 08 Peter T. Pruitt.                     [ ]      [ ]        [ ]
   TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, MARK
   THE BOX LABELED "FOR ALL EXCEPT" AND STRIKE A LINE THROUGH
   THE NOMINEE'S NAME ABOVE.

2A. To consider and take action upon the proposal to               FOR     AGAINST    ABSTAIN
    elect Gregory E.A. Morrison to the Board of
    Directors of Platinum Underwriters Bermuda, Ltd.                [ ]      [ ]        [ ]

2B. To consider and take action upon the proposal to               FOR     AGAINST    ABSTAIN
    elect Michael D. Price to the Board of Directors of
    Platinum Underwriters Bermuda, Ltd.                             [ ]      [ ]        [ ]

2C. To consider and take action upon the proposal to               FOR     AGAINST    ABSTAIN
    elect William A. Robbie to the Board of Directors of
    Platinum Underwriters Bermuda, Ltd.                             [ ]      [ ]        [ ]


                                                                                       FOR     AGAINST    ABSTAIN
3A. To consider and take action upon the proposal to ratify the appointment of
    William A. Robbie to the Board of Directors of Platinum Re (UK) Limited.            [ ]       [ ]        [ ]

                                                                                       FOR     AGAINST    ABSTAIN
3B. To consider and take action upon the proposal to ratify the appointment of
    Russell Worsley to the Board of Directors of Platinum Re (UK) Limited.              [ ]       [ ]        [ ]

                                                                                       FOR     AGAINST    ABSTAIN
4. To consider and take action upon the proposal to amend the Bye-laws of the
   Company by removing Section 44(2), which requires the shareholders of the           [ ]       [ ]        [ ]
   Company to consider matters that are submitted to the shareholders of the
   Company's non-U.S. subsidiaries.

                                                                                       FOR     AGAINST    ABSTAIN
5. To consider and take action on the proposal to approve the Company's 2002 Share
   Incentive Plan.
                                                                                       [ ]       [ ]        [ ]



                                                                                       FOR     AGAINST    ABSTAIN
                                            6. To consider and take action upon a
                                            proposal to ratify the selection of KPMG   [ ]       [ ]        [ ]
                                            LLP, independent certified public
                                            accountants, as independent auditors for
                                            the Company and KPMG (Bermuda),
                                            independent certified public accountants,
                                            as independent auditors for Platinum
                                            Underwriters Bermuda, Ltd. for the 2004
                                            fiscal year.

                                                                PLACE "X" HERE IF YOU PLAN TO ATTEND AND    [ ]
                                                                VOTE YOUR SHARES AT THE MEETING

   Upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

SIGNATURE                               SIGNATURE                               DATED                            , 2004
         -----------------------------            ----------------------------        ---------------------------
PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ABOVE. IF SHARES ARE HELD IN THE NAME OF JOINT HOLDERS, EACH SHOULD SIGN.
IF YOU ARE SIGNING AS A TRUSTEE, GUARDIAN, EXECUTOR, ETC., PLEASE SO INDICATE.



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